                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )


  Filed by the Registrant /X/
  Filed by a Party other than the Registrant / /
  Check the appropriate box:
  / / Preliminary Proxy Statement
  / / Confidential, for Use of the
    Commission Only (as permitted
    by Rule 14a-6(e)(2))



  /X/ Definitive Proxy Statement
  / / Definitive Additional Materials
  / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          THE PERKIN-ELMER CORPORATION
                        --------------------------------
                (Name of Registrant as Specified In Its Charter)

                        --------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  /X/ No fee required.

  / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
      (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------

      (5) Total fee paid:

    ----------------------------------------------------------------------------

  / / Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

  / / Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

    ----------------------------------------------------------------------------

      (2) Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------

      (3) Filing Party:

    ----------------------------------------------------------------------------

      (4) Date Filed:

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
                                                   [LOGO]

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     NOTICE OF
     1997
     ANNUAL MEETING
     OF SHAREHOLDERS
     AND
     PROXY STATEMENT

TABLE OF CONTENTS


                                                                                          PAGE

Notice of Annual Meeting of Shareholders

Proxy Statement

  Election of Directors (Proposal 1).................................................           1

  Voting Securities..................................................................           6

  Executive Compensation.............................................................           8

  Ratification of the Selection of Independent Accountants (Proposal 2)..............          18

  Approval of an Amendment to the Restated Certificate of Incorporation to Increase
    the Number of Authorized Shares of Common Stock (Proposal 3).....................          19

  Approval of the 1997 Stock Incentive Plan (Proposal 4).............................          19

  Miscellaneous Matters..............................................................          25

  Submission of Shareholder Proposals for Inclusion in 1998 Proxy Materials..........          26

  Multiple Copies of Annual Report...................................................          26


RETURN OF PROXY

    YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. POSTAGE NEED NOT BE AFFIXED TO THE ENCLOSED ENVELOPE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

IF YOU PLAN TO ATTEND THE MEETING

    The Annual Meeting will be held at the Corporate Headquarters of The Perkin-Elmer Corporation at 50 Danbury Road (old U.S. Route 7), Wilton, Connecticut, approximately 1.7 miles north of Exit 40B (northbound or southbound) on the Merritt Parkway (Connecticut Route 15). Signs will direct you to the auditorium where the Annual Meeting will be held.

        [LOGO]

The Perkin-Elmer Corporation

761 Main Avenue

Norwalk, CT 06859-0001

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
TO BE HELD THURSDAY,
OCTOBER 16, 1997


September 8, 1997



    Notice is hereby given that the Annual Meeting of Shareholders of The Perkin-Elmer Corporation, a New York corporation (the "Corporation"), will be held in the Corporation's auditorium at 50 Danbury Road, Wilton, Connecticut, on Thursday, October 16, 1997. The meeting will commence at 11:00 a.m. and will be held for the following purposes and to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof:


       (1) To elect eight directors for the ensuing year;

       (2) To consider and act upon a proposal to ratify the selection of Price Waterhouse LLP as independent accountants for the fiscal year ending June 30, 1998;

       (3) To consider and act upon a proposal to approve an amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock; and

       (4) To consider and act upon a proposal to approve the 1997 Stock Incentive Plan.

    The Board of Directors has fixed the close of business on September 2, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only shareholders of record as of the close of business on that date will be entitled to vote at the meeting. A list of those shareholders will be available for inspection at the Annual Meeting upon request of a shareholder. The transfer books of the Corporation will not be closed.

By Order of the Board of Directors,

William B. Sawch

SECRETARY

        [LOGO]

The Perkin-Elmer Corporation

761 Main Avenue

Norwalk, CT 06859-0001

PROXY STATEMENT


September 8, 1997



    The accompanying proxy is solicited by the Board of Directors of The Perkin-Elmer Corporation (the "Corporation") for use at the Annual Meeting of Shareholders to be held on Thursday, October 16, 1997, at 11:00 a.m., and at any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy are first being sent to shareholders on or about September 10, 1997.



    The Board of Directors has fixed the close of business on September 2, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of such date, there were issued and outstanding 43,845,821 shares of Common Stock of the Corporation (the "Common Stock"), each of which is entitled to one vote. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.


    The accompanying proxy provides space for a shareholder to withhold voting for any or all nominees for the Board of Directors and to abstain from voting on the other proposals if he or she chooses to do so. Directors are elected by a plurality of the votes cast, and the ratification of the selection of independent accountants (Proposal 2) requires the approval of a majority of the votes cast. Votes withheld in connection with the election of one or more nominees for director will not be counted as votes cast in such election, and abstentions and "broker non-votes" will not be counted in determining the number of votes cast in connection with the ratification of the selection of independent accountants. The approval of the holders of a majority of all outstanding shares entitled to vote at the Annual Meeting is required for approval of the amendment to the Restated Certificate of Incorporation (Proposal
3) and approval of the 1997 Stock Incentive Plan (Proposal 4). Accordingly, an abstention or broker non-vote on either of these proposals will have the same legal effect as a vote against the proposal.

    A proxy may be revoked by a shareholder at any time before it is voted at the Annual Meeting by (1) giving notice in writing of revocation to the Secretary of the Corporation, (2) submitting another proxy bearing a later date, or (3) voting in person at the Annual Meeting. Unless so revoked, the shares represented by a properly signed proxy will be voted at the Annual Meeting as specified by the shareholder. If a proxy is properly signed and returned and no specification is made, the shares represented thereby will be voted "FOR" (1) the election of all nominees for director (Proposal 1); (2) the ratification of the selection of independent accountants (Proposal 2); (3) the approval of the amendment to the Restated Certificate of Incorporation (Proposal 3); and (4) the approval of the 1997 Stock Incentive Plan (Proposal 4).

1. ELECTION OF DIRECTORS

    The Board of Directors has nominated eight candidates for election as directors of the Corporation at the Annual Meeting, each to serve until the 1998 Annual Meeting and until his or her successor has been duly elected and qualified. Each of the nominees is currently serving as a director of the Corporation and has consented to being named in this Proxy Statement and to serve if elected. Messrs. Donald R. Melville, Burnell R. Roberts, and Richard F. Tucker, having reached the mandatory retirement age of 70, will retire from the Board as of the date of the Annual Meeting. If prior to the Annual Meeting any nominee should become unavailable to serve for any reason, the shares represented by all properly executed proxies not containing contrary instructions will be voted for such other person as may be designated by the Board of Directors, unless the Board shall determine to reduce the number of directors pursuant to the By-laws.

    The following brief biographies of the nominees include their principal occupations, their ages, an account of their recent business experience, the names of certain corporations of which they are directors, and the number of shares of Common Stock which they beneficially owned as of August 11, 1997.(1) Unless otherwise indicated, each of the nominees, individually or with his or her spouse, has sole voting or investment power with respect to the shares indicated. No nominee beneficially owns more than one percent of the outstanding Common Stock.

- ------------------------------------------------------------------------------------------------------------------

                                                                 Mr. Abely is the retired Chairman and Chief
                                                                 Executive Officer of Sea-Land Corporation, having
JOSEPH F. ABELY, JR.                                             served in that capacity from April, 1984 through
68 Years Old                                                     April, 1987. From 1979 to April, 1984, he served as
Became Director 1984                                             Vice Chairman of the Board and Chairman of the
Beneficially Owns                            [PHOTO]             Finance Committee of R.J. Reynolds Industries, Inc.
3,738 Shares of                                                  Mr. Abely formerly served as a director of the
Common Stock                                                     Corporation from February, 1976 to April, 1977. He
                                                                 is also a director of Burlington Industries, Inc.
                                                                 and C.R. Bard, Inc.
- ------------------------------------------------------------------------------------------------------------------

                                                                 Mr. Ayers is Advisor to the Chairman and Chief
                                                                 Executive Officer of The Stanley Works, a tool and
                                                                 hardware manufacturer, a position he has held since
RICHARD H. AYERS                                                 January, 1997. He previously served as Chairman and
54 Years Old                                                     Chief Executive Officer of The Stanley Works from
Became Director 1988                         [PHOTO]             May, 1989 to December, 1996 and President and Chief
Beneficially Owns                                                Executive Officer from 1987 to May, 1989. Mr. Ayers
3,717 Shares of                                                  is also a director of Southern New England
Common Stock                                                     Telecommunications Corporation and a Trustee of
                                                                 MassMutual Institutional Funds and MML Series
                                                                 Investment Fund.
- ------------------------------------------------------------------------------------------------------------------

                                                                 Mr. Belingard is Director General of the
                                                                 Diagnostics Division and a member of the Executive
JEAN-LUC BELINGARD                                               Committee of F. Hoffmann-La Roche Ltd., a
48 Years Old                                                     pharmaceutical manufacturer and strategic partner
Became Director 1993                                             of the Corporation in the biotechnology field. He
Beneficially Owns                            [PHOTO]             joined Hoffmann-La Roche in 1982 and held various
1,772 Shares of                                                  positions prior to being named to his current
Common Stock                                                     positions in 1990. Mr. Belingard is also a director
                                                                 of Laboratory Corporation of America Holdings and a
                                                                 Foreign Trade Advisor to the French Government.
- ------------------------------------------------------------------------------------------------------------------

ROBERT H. HAYES
61 Years Old                                                     Dr. Hayes is the Philip Caldwell Professor of
Became Director 1985                                             Business Administration and Senior Associate Dean
Beneficially Owns                            [PHOTO]             for Faculty Development at the Harvard Business
2,445 Shares of                                                  School, a position he has held since 1992. He has
Common Stock                                                     held various other positions at Harvard since 1966.
- ------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------

GEORGES C. ST. LAURENT, JR.
61 Years Old
Became Director 1996                                             Mr. St. Laurent served as Chief Executive Officer
Beneficially Owns                            [PHOTO]             of Western Bank from January, 1988 to April, 1997.
2,548 Shares of                                                  He is also a director of Baxter International Inc.
Common Stock
- ------------------------------------------------------------------------------------------------------------------

                                                                 Dr. Slayman is the Sterling Professor of Genetics
                                                                 and Deputy Dean for Academic and Scientific Affairs
CAROLYN W. SLAYMAN                                               at Yale University School of Medicine. She joined
60 Years Old                                                     the Yale faculty in 1967. Dr. Slayman is a
Became Director 1994                         [PHOTO]             consultant to the National Institutes of Health,
Beneficially Owns                                                most recently having served as a member of the
1,530 Shares of                                                  National Advisory General Medical Sciences Council,
Common Stock                                                     and a member of the Scientific Review Board of the
                                                                 Howard Hughes Medical Institute.
- ------------------------------------------------------------------------------------------------------------------

                                                                 Mr. Smith is a director and Chairman and Chief
                                                                 Executive Officer of Engelhard Corporation, a
                                                                 provider of environmental technologies, specialty
ORIN R. SMITH                                                    chemical products, and engineered materials, a
62 Years Old                                                     position he has held since January, 1995. He
Became Director 1995                         [PHOTO]             previously served as President and Chief Executive
Beneficially Owns                                                Officer of that company from 1984 to December,
1,845 Shares of                                                  1994. He is also a director of Ingersoll-Rand
Common Stock                                                     Company, The Louisiana Land and Exploration
                                                                 Company, The Summit Bancorporation, Vulcan
                                                                 Materials Company, and Minorco.
- ------------------------------------------------------------------------------------------------------------------

                                                                 Mr. White was elected Chairman, President and Chief
                                                                 Executive Officer of the Corporation in September,
TONY L. WHITE                                                    1995. Prior to his joining the Corporation, he was
51 Years Old                                                     Executive Vice President and a member of the Office
Became Director 1995                                             of the Chief Executive of Baxter International
Beneficially Owns                            [PHOTO]             Inc., a manufacturer of health care products and
224,083 Shares of                                                instruments. He also served as Group Vice President
Common Stock(2)                                                  of Baxter International Inc. from 1986 to 1992. Mr.
                                                                 White is also a director of C.R. Bard, Inc. and
                                                                 Ingersoll-Rand Company.
- ------------------------------------------------------------------------------------------------------------------


1  Includes the following number of units representing full shares of Common
    Stock deferred under The Perkin-Elmer Corporation 1993 Director Stock Purchase and Deferred Compensation Plan described below under "COMPENSATION OF DIRECTORS": Mr. Abely, 1,738 units; Mr. Ayers, 3,217 units; Dr. Hayes, 1,945 units; and Mr. Smith, 845 units.



2 Includes 18,000 shares of restricted stock as to which Mr. White has sole voting power but no investment power prior to the lapse of restrictions and 157,500 shares of Common Stock which Mr. White has the right to acquire within 60 days of August 11, 1997 through the exercise of vested stock options. No voting or investment power exists with respect to such option shares prior to exercise.

THE BOARD OF DIRECTORS AND COMMITTEES

    The business of the Corporation is managed under the direction of the Board of Directors. The Board of Directors held eight meetings during the fiscal year ended June 30, 1997. Average attendance at all meetings of the Board and its committees during the fiscal year was 91%, and each director attended at least 75% of the meetings of the Board and of the committees on which he or she served, except for Richard F. Tucker who was unable to attend certain meetings for health reasons.

    The Board of Directors of the Corporation has established Audit, Executive, Finance, Management Resources, Nominating, and Technology Advisory committees.

    The Audit Committee is composed of non-employee directors. The Audit Committee recommends to the Board of Directors the selection of independent accountants, reviews the annual financial statements of the Corporation, reviews the scope, performance, and results of audit services provided by the independent accountants, monitors proposed non-audit services to be provided by the independent accountants to avoid conflicts of interest, reviews the scope, findings, and recommendations of the Corporation's internal auditors regarding internal accounting controls and operating efficiencies, reviews policies and practices designed to assure the Corporation's compliance with legal and ethical standards, and reviews the fees for audit and non-audit services provided by the independent accountants. The Audit Committee met three times during the fiscal year ended June 30, 1997. The current members of the Audit Committee are Georges
C. St. Laurent, Jr. (Chair), Jean-Luc Belingard, Donald R. Melville, Carolyn W. Slayman, and Richard F. Tucker.

    The Executive Committee has the authority during the intervals between meetings of the Board of Directors to exercise the powers of the Board (except for certain powers reserved solely for the Board) in situations, generally arising from unforeseen events, necessitating Board action before a meeting can be convened. The Executive Committee did not meet during the fiscal year ended June 30, 1997. The current members of the Executive Committee are Tony L. White (Chair), Joseph F. Abely, Jr., Burnell R. Roberts, and Richard F. Tucker.

    The Finance Committee advises the Board and management concerning certain issues with respect to the financial structure of the Corporation, such as the Corporation's financial and tax strategies, capital structure, financing, risk management policies, dividend policy, and pension and savings plan policies and investment performance. The Finance Committee met two times during the fiscal year ended June 30, 1997. The current members of the Finance Committee are Robert H. Hayes (Chair), Donald R. Melville, Georges C. St. Laurent, Jr., Richard F. Tucker, and Tony L. White.

    The Management Resources Committee reviews and approves all forms of remuneration for the senior management of the Corporation and administers the Corporation's stock plans. It also reviews management development and succession programs. The Management Resources Committee met six times during the fiscal year ended June 30, 1997. The Management Resources Committee is composed of non-employee directors, and the current members are Richard H. Ayers (Chair), Joseph
F. Abely, Jr., Burnell R. Roberts, and Orin R. Smith.

    The Nominating Committee recommends nominees to fill vacancies on the Board and will consider responsible recommendations by shareholders of candidates to be nominated as directors of the Corporation. All such recommendations must be in writing and addressed to the Secretary of the Corporation in accordance with the Corporation's By-laws. By accepting a shareholder recommendation for consideration, the Nominating Committee does not undertake to adopt or to take any other action concerning the recommendation or to give the proponent its reasons for any action or failure to act. The Nominating Committee also reviews the functioning and effectiveness of the Board, its committees, and its individual members, and makes recommendations to the Board concerning the compensation of non-employee directors and membership assignments for committees of the Board. The Nominating Committee met four times during the fiscal year ended June 30, 1997. The current members of the Nominating Committee are

Orin R. Smith (Chair), Joseph F. Abely, Jr., Richard H. Ayers, Robert H. Hayes, Burnell R. Roberts, and Tony L. White (EX OFFICIO).

    The Technology Advisory Committee advises the Board and management concerning certain issues related to the development and implementation of the Corporation's technological assets, including strategies for developing and expanding these assets and assisting management in assessing third party technology opportunities. The Technology Advisory Committee met one time during the fiscal year ended June 30, 1997. The current members of the Technology Advisory Committee are Carolyn W. Slayman (Chair) and Jean-Luc Belingard.

COMPENSATION OF DIRECTORS

    Employee directors receive no additional compensation for service on the Board of Directors or its committees. Non-employee directors receive an annual retainer of $35,000. No additional amounts are paid for participation on committees. All directors are reimbursed for expenses incurred in attending Board and committee meetings.

    Each non-employee director is also granted on the date of election or reelection to the Board of Directors a stock option to purchase 1,500 shares of Common Stock. The options are granted with an exercise price equal to the fair market value of a share of Common Stock on the date of grant and generally become exercisable in two equal annual installments.


    If the 1997 Stock Incentive Plan is approved by the shareholders at the Annual Meeting, each non-employee director will automatically be granted 30 days after the date of election or reelection to the Board of Directors during the term of the plan (commencing with election at the Annual Meeting) 300 shares of Common Stock (or a pro rated portion of 300 shares if the director is elected between annual meetings). These shares will vest on the date immediately preceding the annual meeting next following the date of grant and will be forfeited, subject to certain exceptions, if the director ceases to serve as a member of the Board of Directors prior to such date. Prior to vesting, the director will have the right to receive cash dividends and to vote but may not transfer or otherwise dispose of such shares. See "APPROVAL OF THE 1997 STOCK INCENTIVE PLAN" for a more detailed description of the 1997 Stock Incentive Plan.


    Under the terms of the Corporation's 1993 Director Stock Purchase and Deferred Compensation Plan (the "Director Plan"), each non-employee director of the Corporation is required to apply at least 50% of his or her annual retainer to the purchase of Common Stock. Purchases under the Director Plan are made automatically on the date during each fiscal quarter on which the quarterly installment of the annual retainer is paid. The purchase price of the Common Stock is the fair market value of a share of Common Stock on such date. The Director Plan also permits non-employee directors to defer receipt of the cash or stock portion of their annual retainer. The stock portion is credited to the account of a participant in units quarterly as above, each unit representing one share of Common Stock. Participants in the Director Plan do not have voting rights with respect to any such units. The stock portion of a participant's account is adjusted to take into account dividends paid on the Common Stock, and the cash portion of a participant's account is credited quarterly with interest at the prevailing prime rate of Citibank, N.A. As of June 30, 1997, six directors deferred the stock and/or cash portion of their annual retainer under the Director Plan.


    The Corporation has adopted an Estate Enhancement Plan for the benefit of its non-employee directors. Pursuant to this plan, a non-employee director may elect to enter into a split-dollar life insurance arrangement with the Corporation in exchange for a freezing of the director's cash deferral account under the Director Plan. If so elected, the Corporation will acquire a life insurance policy on the life of the director and will pay premiums in an amount no greater than such director's cash deferral account balance. Until the death of the director, that portion of the director's account equal to the Corporation's premium payments will be frozen (i.e., no interest will be credited and no distributions will be made). Upon the death of the director, the Corporation will receive the greater of the policy's cash surrender value or the cumulative premiums paid under the policy and the director's beneficiary will receive the excess, if any, of the policy's death benefit over the amount received by the Corporation. At that time, a corresponding portion of the cash deferral account will become unfrozen and distributed to the director's beneficiary.

    As part of the Corporation's overall program to promote charitable giving, the Board of Directors has established a Director's Charitable Award Program. Under the Program, following a director's death, the Corporation will donate $1,000,000 to the educational or charitable organizations selected by the director and approved by the Corporation. In order to fund the donations, the Corporation has acquired joint life insurance contracts on the lives of its directors. Each policy will insure two directors with the death benefit payable on the death of the second director. Individual directors will derive no financial benefit from the Program since all insurance proceeds accrue solely to the Corporation.


    The overall costs of the Estate Enhancement Plan and Charitable Award Program are not material to the Corporation.


CERTAIN TRANSACTIONS

    During the 1997 fiscal year, the Corporation made payments to F. Hoffmann-La Roche Ltd. ("Roche") and its affiliates of $68.2 million for the purchase of reagents and consumables for resale in the Corporation's life science business. Mr. Belingard is Director General of the Diagnostics Division and a member of the Executive Committee of Roche.

VOTING SECURITIES

    The following are the only persons known by the Corporation, as of August 11, 1997, to own beneficially more than 5% of the outstanding Common Stock.


                           NAME AND ADDRESS                               AMOUNT AND NATURE OF
                          OF BENEFICIAL OWNER                             BENEFICIAL OWNERSHIP    PERCENT OF CLASS
- -----------------------------------------------------------------------  ----------------------  -------------------
J.P. Morgan & Co. Incorporated.........................................         4,830,286(1)               11.0
  60 Wall Street
  New York, NY 10015

George Soros and Purnendu Chatterjee...................................         3,416,212(2)                7.8
c/o Akin, Gump, Strauss, Hauer & Feld, L.L.P.
  399 Park Avenue
  New York, NY 10022

FMR Corp...............................................................         2,556,858(3)                5.8
  82 Devonshire Street
  Boston, MA 02109


- ------------------------


(1) Based on a Form 13F-E for the quarter ended June 30, 1997 filed with the Securities and Exchange Commission (the "SEC"), J.P. Morgan & Co. Incorporated has sole voting authority with respect to 2,803,943 shares, shared voting authority with respect to 50,805 shares, and shared investment discretion (as defined) with respect to 4,715,816 shares.


(2) Based on an amendment dated January 1, 1997 to a Schedule 13D filed with the SEC, these shares are held as follows: Mr. Soros and Mr. Chatterjee have sole voting and dispositive power with respect to 1,380,437 and 393,136 shares, respectively, and shared voting and dispositive power with respect to 2,035,775 shares owned by an entity for which an affiliate of Mr. Soros is the investment advisor and with respect to which Mr. Chatterjee is a sub-advisor.


(3) Based on a Form 13F-E for the quarter ended June 30, 1997 filed with the SEC, FMR Corp. has shared investment discretion (as defined) with respect to 2,556,858 shares.

    The following table sets forth, as of August 11, 1997, certain information with respect to the beneficial ownership of Common Stock by each of the persons named in the Summary Compensation Table below under "EXECUTIVE COMPENSATION," and by all directors and executive officers of the Corporation as a group. As of such date, none of such persons beneficially owned more than one percent of the outstanding Common Stock, and all directors and executive officers as a group beneficially owned 1.9% of the outstanding Common Stock. Unless otherwise indicated, voting and investment power is exercised solely by the beneficial owner or is shared by such owner with his or her spouse.


                                    NAME OF                                          NUMBER
                                BENEFICIAL OWNER                                  OF SHARES(1)
- --------------------------------------------------------------------------------  ------------
Tony L. White...................................................................       224,083(2)
Mark C. Rogers..................................................................        33,169
Manuel A. Baez..................................................................        33,169
Michael W. Hunkapiller..........................................................       180,745
Stephen O. Jaeger...............................................................        84,668(2)

All directors and executive officers as a group (20)............................       844,451(2),(3)


- ------------------------


(1) Includes shares which the following have the right to acquire within 60 days of August 11, 1997 through the exercise of vested stock options: Mr. White, 157,500; Dr. Rogers, 25,000; Mr. Baez, 25,000; Dr. Hunkapiller, 83,201; Mr. Jaeger, 64,000; and all directors and executive officers as a group, 550,201. No voting or investment power exists with respect to such shares prior to exercise.


(2) Includes 18,000 shares of restricted stock held by Mr. White and 3,000 shares of restricted stock held by Mr. Jaeger, as to which the holder thereof has sole voting power but no investment power prior to the lapse of restrictions.

(3) Includes 2,038, 3,667, and 2,172 shares beneficially owned by Messrs. Donald R. Melville, Burnell R. Roberts, and Richard F. Tucker, respectively (including 1,738 and 3,217 units representing full shares of Common Stock deferred under the Director Plan by Mr. Melville and Mr. Roberts, respectively), who are retiring from the Board of Directors as of the date of the Annual Meeting. Also includes 7,745 units representing full shares of Common Stock deferred by the other non-employee directors under the Director Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Corporation is required to identify any officer, director, or owner of more than 10% of the Common Stock who failed to timely file with the SEC and the New York Stock Exchange a required report relating to beneficial ownership of Common Stock under Section 16(a) of the Securities Exchange Act of 1934. Based solely on a review of information provided to the Corporation, all persons subject to these reporting requirements filed the required reports on a timely basis for fiscal year 1997.

EXECUTIVE COMPENSATION

REPORT OF THE MANAGEMENT RESOURCES COMMITTEE

    The Management Resources Committee (the "MRC") of the Board of Directors is comprised of four non-employee directors. One of the duties of the MRC is to review and approve all forms of remuneration for the senior management of the Corporation.

OVERVIEW AND PHILOSOPHY

    The overall objectives of the Corporation's executive compensation plans are to:

    - Attract and retain the highest quality talent to lead the Corporation,

    - Reward key executives based on business performance,

    - Provide incentives designed to maximize shareholder value, and

    - Assure that objectives for corporate and individual performance are established and measured.

    For the fiscal year ended June 30, 1997, the Corporation employed various programs to meet the above-referenced objectives: base salary, contingent compensation (a short-term incentive plan), and long-term incentive plans which include stock options and restricted stock.

    The philosophy which governs the compensation program is to provide a competitive total compensation package to senior management. Competitiveness is determined based upon professionally compiled surveys of the Corporation's peer group and other comparable companies. The MRC particularly focuses upon competitive compensation practices for companies engaged in high technology and biotechnology product development and manufacturing. To provide strong incentive to senior managers to maximize returns for the Corporation, separate short-term pay for performance, long-term stock based incentive plans, and long-term cash incentive plans have been designed with the assistance of external professional compensation consultants.

    During fiscal year 1997, the MRC continued to refine senior management compensation programs to ensure that the major portion of the remuneration provided to executives of the Corporation was directly tied to shareholder results. The Corporation expects to be competitive with the market for base pay and annual incentive payments if corporate objectives are met.

BASE SALARY


    Each year, the MRC obtains surveys of compensation trends and practices from several independent compensation consultants in order to determine the competitiveness of the pay structure for the Corporation's senior managers. Within the broad comparative group of companies which the consultants survey, the MRC has identified a group of companies which compete in similar markets and which approximate the size of the Corporation in terms of employees, revenue, and capitalization. These surveys also include all of the companies contained in the industry index selected by the Corporation for purposes of the Performance Graph set forth under that heading below.


    Mr. White's base salary of $600,000 became effective on September 1, 1996. The MRC established Mr. White's base salary based on the Corporation's overall performance during the 1996 fiscal year and competitive pay practices relative to peer companies.

CONTINGENT COMPENSATION

    The MRC also uses survey information from comparable companies in reviewing and approving annual individual incentive plan participation percentages and targets for each executive officer. The MRC uses earnings per share and after-tax operating cash flow targets as a basis on which to measure the performance of executive officers. These financial measures are well recognized throughout the investment community, and the MRC believes that achieving financial goals based upon these measures will help maximize shareholder return. The MRC also considers division operating income for division executive officers.


    In determining annual contingent compensation awards for each executive officer, the MRC also considers other business actions taken during the fiscal year which contribute to the strategic growth and competitiveness of the Corporation. Additionally, Mr. White, based upon his review of each executive officer's performance throughout the year, may propose modifications of a contingent compensation recommendation between 0 and 150% to reflect personal performance. The MRC is responsible for final approval of all contingent compensation awards.


    Mr. White's contingent compensation formula is based entirely on the achievement of the Corporation's business and financial goals. Mr. White would receive a minimum incentive payment of 100% of base salary for achievement of all corporate goals. For the fiscal year ended June 30, 1997, Mr. White earned a contingent compensation award of $1,171,380. This award was based on the financial performance of the Corporation during fiscal year 1997 and the strategic initiatives which Mr. White has undertaken since 1995 which have enabled a shareholder return of 136% over the same period. According to the Corporation's consultants, this return places the Corporation in the 75th percentile of high performing industrial companies with revenues of $1 to $3 billion.


DIVISION LONG-TERM INCENTIVE PLAN

    To continue to strengthen the alignment of incentive programs with the Corporation's long-term growth objectives, the Corporation adopted, effective July 1, 1996, the Division Long-Term Incentive Plan. The purpose of the plan is to focus Analytical Instruments and Applied Biosystems division management on the strategic growth of their businesses and to strengthen the link between shareholder value and division management's individual incentives.

    The plan will be administered in a three-year performance cycle with awards determined by the compound increase in EBIT (earnings before interest and income taxes) and after-tax operating cash flow. At the end of the performance cycle, the value of each award will be adjusted upward or downward based upon achieved compound annual growth rates in these measures as compared to the targeted growth rates set by the MRC at the beginning of the performance cycle. The MRC believes that the focus and corresponding growth in these measures will contribute to long-term shareholder value.

    Participation in the plan is limited to employees of the Corporation's operating divisions. Accordingly, Mr. White and non-division executive officers do not participate in the plan.

RESTRICTED STOCK

    In fiscal year 1997, the MRC granted restricted stock awards to members of senior management in order to continue alignment of management and shareholder interests. These awards, which were at risk and dependent on the creation of incremental shareholder value, also provided additional incentives for individual performance. As with prior awards, the program provided for awards to vest upon the attainment and maintenance of the price of a share of Common Stock at varying increased levels.

    To improve on the design of the program, specifically to add a minimum vesting period, the MRC offered each recipient of restricted stock during fiscal year 1997 under the program the option of surrendering his or her entire award for participation in a new program which utilized stock options and a performance unit bonus pool to convey the value targeted by the restricted stock program. As a result of this offer, all shares of restricted stock granted under the restricted stock program in fiscal year 1997 were surrendered and replaced by two grants of stock options which together equaled twice the number of restricted shares surrendered and participation in a new incentive plan. The first option grant vests three years from the date of grant and the second option grant, which was granted subject to shareholder approval of the 1997 Stock Incentive Plan at the Annual Meeting, vests on the earlier of (a) six years from the date of grant or (b) three years after the price of a share of Common Stock has attained and maintained for a specified period price levels of $80.00, $87.00, and $94.00 a share. Each stock option grant was granted in conjunction with an equal number of performance units under the Corporation's Performance Unit Bonus Plan. The first grant of performance units vests in equal portions upon the price of a share of Common Stock attaining and maintaining for a specified period price levels of $80.00, $87.00, and $94.00 a share, and will be payable on or after June 26, 2000, provided, in each case, that the officer remains an employee of the Corporation through the date of payment. The second grant of performance units vests in equal portions upon the price of a share of Common Stock attaining and maintaining for a specified period price levels of $101.00, $108.00, and $115.00 a share, and will be payable on or after the earlier of (a) June 26, 2003 or (b) three years after the stock price targets applicable to the first grant have been attained, provided, in each case, that the officer remains an employee of the Corporation through the date of payment. The performance units will be forfeited to the extent the stock price targets are not attained by June 26, 2007 or, subject to certain limited exceptions, if the employment of the officer by the Corporation is terminated prior to the date of payment. Upon vesting, the holder of performance units will be entitled to a pre-tax cash or stock payment of $79.25 for each vested unit.

    Mr. White was granted options to purchase an aggregate of 60,000 shares of Common Stock at an exercise price of $79.25 per share and an equal number of performance units under this program.


    In addition to the awards noted above, in fiscal year 1997 Mr. White was granted 36,000 shares of restricted stock pursuant to the terms of his employment agreement. Of these shares, 6,000 vested automatically on June 30, 1997 and 6,000 will vest on June 30, 1998. An additional 12,000 shares vested following the end of the 1997 fiscal year and up to 12,000 shares will vest following the end of the 1998 fiscal year based upon the attainment of performance goals relating to cumulative consolidated after-tax operating cash flow for such year. A restricted stock award was also made to the Chief Financial Officer which vests based upon the attainment of the same performance goals relating to cumulative consolidated after-tax operating cash flow that apply to Mr. White.


STOCK OPTIONS

    The MRC believes that in order to achieve the Corporation's long-term growth objectives and to align management and shareholder interests, it is in the Corporation's best interest to grant stock options to members of its management staff. The number of stock options granted to senior management is dependent upon the participant's management level in the Corporation. The allocation for a particular management level is determined by applying a percentage of salary against the salary grade midpoint, and dividing the value by the estimated fair market value of a share of Common Stock on the date of grant.

    The MRC approves the number of options granted to each participant in the stock option plan during each fiscal year. The price of each option granted is the fair market value of a share of Common Stock on the date of grant. All options are exercisable for a period of ten years from the date of grant.

    Mr. White was granted options to purchase 75,000 shares of Common Stock at an exercise price of $68.5625 per share in March, 1997 in connection with the Corporation's customary annual grant of options to employees.

STOCK OWNERSHIP GUIDELINES

    In order to reinforce the linkage of an executive's financial gain with shareholder results, the MRC has established a requirement that each executive officer of the Corporation retain a personal investment in the Common Stock equaling between one and three times the individual's annual base salary (depending upon the individual's management level). Grants of restricted stock and shares of Common Stock acquired upon exercise of stock options are credited towards an executive's ownership, and executives are granted a period of time to achieve these levels. As of June 30, 1997, a majority of the Corporation's executive officers had satisfied their individual stock ownership goals.

CONCLUSION

    The Corporation has designed its executive compensation plans, as described above, to link the compensation of senior management with the achievement of corporate and individual performance goals. These goals have been established at levels the MRC believes necessary to achieve above average performance within the Corporation's industry.

    The MRC intends to continue its policy of linking executive compensation with corporate performance and shareholder returns to the extent possible through the measurement procedures described in this report. Section 162(m) of the Internal Revenue Code of 1986 generally limits the tax deductibility of certain compensation in excess of one million dollars paid to a company's chief executive officer and the four other most highly compensated executives. While the Corporation currently seeks to maximize the deductibility of compensation paid to its executive officers, it will maintain flexibility to take actions that may be based on considerations other than tax deductibility.

                                          Management Resources Committee
                                          Richard H. Ayers, Chair
                                          Joseph F. Abely, Jr.
                                          Burnell R. Roberts
                                          Orin R. Smith

PERFORMANCE GRAPH

    The following line graph compares the yearly percentage change in the Corporation's cumulative total shareholder return on the Common Stock for the last five fiscal years with the cumulative total return on the Standard & Poor's 500 Stock Index (the "S&P 500") and the Dow Jones Diversified Technology Group Index (the "DJ DTG"), a published industry index that includes the Corporation. The other companies in the DJ DTG are: Corning Incorporated, Eaton Corporation, Minnesota Mining and Manufacturing Company, Rockwell International Corporation, Tektronix, Inc., Texas Instruments Incorporated, Thermo Electron Corporation, TRW Inc., United Technologies Corporation, and Varian Associates, Inc.

    Cumulative total returns are calculated assuming that $100 was invested on July 31, 1992 in each of the Common Stock, the S&P 500, and the DJ DTG, and that all dividends were reinvested.

                          THE PERKIN-ELMER CORPORATION
                    Comparison of 5 Year Cumulative Returns

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            PERKIN-ELMER    S&P 500     DJ DTG
1992              $100.00     $100.00    $100.00
1993               108.33      108.09     116.23
1994               102.13      111.21     124.59
1995               123.21      139.52     156.93
1996               170.86      175.69     187.70
1997               281.21      237.47     263.56

                                               1992       1993       1994       1995       1996       1997
 Perkin-Elmer                                 100.00     108.33     102.13     123.21     170.86     281.21
 S&P 500                                      100.00     108.09     111.21     139.52     175.69     237.47
 DJ DTG                                       100.00     116.23     124.59     156.93     187.70     263.56

SUMMARY COMPENSATION TABLE

    The following table sets forth cash or other compensation received for the last three fiscal years by the Corporation's Chief Executive Officer and the four other most highly paid executive officers of the Corporation based on salary and bonuses paid for fiscal year 1997 (the "Named Executive Officers").


                                                                                           LONG-TERM COMPENSATION
                                                                ANNUAL                  -----------------------------
                                                             COMPENSATION
                                                  -----------------------------------          AWARDS
                                                                             OTHER      --------------------  PAYOUTS
                                                                            ANNUAL      RESTRICTED            -------
                                                                            COMPEN-       STOCK       STOCK    LTIP     ALL OTHER
                                         FISCAL   SALARY      BONUS         SATION        AWARDS     OPTIONS  PAYOUTS  COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR      ($)       ($)(1)        ($)(2)        ($)(3)     (#)(4)     ($)       ($)(5)
- ---------------------------------------  ------   -------  ------------   -----------   ----------   -------  -------  ------------
Tony L. White..........................   1997    589,424   1,171,380       158,939      1,804,500   135,000        0      20,068
  Chairman, President and                 1996    420,963     825,000       291,664      2,593,125   195,000        0   1,625,801
  Chief Executive Officer(6)

Mark C. Rogers.........................   1997    375,001     325,000       220,416              0    55,000        0       7,500
  Senior Vice President,                  1996     41,827      50,000                      769,688    50,000        0     150,837
  Corporate Development and
  Chief Technology Officer(7)

Manuel A. Baez.........................   1997    375,001     300,000       302,667              0    45,000        0      14,423
  Senior Vice President                   1996     14,423      50,000                      804,375    50,000        0     150,288
  and President, Analytical
  Instruments Division(8)

Michael W. Hunkapiller.................   1997    261,655     335,500                            0    45,000        0       9,033
  Vice President and                      1996    213,826     227,700                      511,875    25,000  506,719       7,912
  General Manager, Applied                1995    200,125      25,000                            0    18,000        0       9,830
  Biosystems Division

Stephen O. Jaeger......................   1997    311,828     285,000                      300,750    45,000        0      13,185
  Vice President, Chief Financial         1996    306,000     223,000                      511,875    28,000  506,719       9,231
  Officer and Treasurer(9)                1995     78,462      67,500                            0    50,000        0      31,671


- ------------------------
  (1) Awards under the Corporation's Contingent Compensation Plan are variable and tied to the Corporation's performance.


  (2) Amount shown for fiscal year 1997 for Mr. White includes $30,938 paid in connection with his relocation to Connecticut, $46,696 for personal use of the Corporation's aircraft, and $50,429 for reimbursement for the payment of certain taxes. Amount shown for Dr. Rogers includes $92,000 paid in connection with his relocation to Connecticut and $96,466 for reimbursement for the payment of certain taxes. Amount shown for Mr. Baez includes $148,332 paid in connection with his relocation to Connecticut and $127,151 for reimbursement for the payment of certain taxes.



  (3) The dollar value of restricted stock awarded in fiscal year 1997 is based on the value of a share of Common Stock on August 15, 1996, the date of grant. Of these shares, 6,000 shares awarded to Mr. White vested on June 30, 1997, and 12,000 shares awarded to Mr. White and 3,000 shares awarded to Mr. Jaeger vested on August 21, 1997 upon the certification of attainment of certain performance goals relating to cumulative consolidated after-tax operating cash flow for the fiscal year ended June 30, 1997. The remaining shares of restricted stock will vest as follows: 6,000 shares awarded to Mr. White will vest on June 30, 1998, subject to Mr. White's being an employee of the Corporation as of such date, and up to an additional 12,000 shares awarded to Mr. White and a portion of the 3,000 shares awarded to Mr. Jaeger will vest following the end of the Corporation's 1998 fiscal year based upon the attainment of certain additional performance goals relating to cumulative consolidated after-tax operating cash flow for such fiscal year. It is expected that the remaining shares held by Mr. Jaeger will be forfeited in connection with his resignation as an officer of the Corporation. See "EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL, AND OTHER AGREEMENTS," below. Prior to vesting, Messrs. White and Jaeger have the right to receive dividends on and to vote, but may not sell or otherwise dispose of, such shares. As of June 30, 1997, Messrs. White and Jaeger held 30,000 and 6,000 unvested shares of restricted stock, respectively, having a value of $2,386,875 and $477,375, respectively. As of such date, none of Dr. Rogers, Mr. Baez, or Dr. Hunkapiller held any shares of restricted stock. Amounts shown for fiscal year 1997 do not include shares of restricted stock awarded to each of the Named Executive Officers in fiscal year 1997 which were subsequently surrendered during such fiscal year in exchange for stock options and participation in the Corporation's Performance Unit Bonus Plan. See "EXECUTIVE COMPENSATION--REPORT OF THE MANAGEMENT RESOURCES COMMITTEE" for further discussion of such action.



  (4) Includes options granted subject to shareholder approval of the 1997 Stock Incentive Plan. See "APPROVAL OF THE 1997 STOCK INCENTIVE PLAN," below.



  (5) Amounts shown for fiscal year 1997 include (i) the Corporation's contributions under the Corporation's Employee Savings Plan for Messrs. White, Rogers, Baez, Hunkapiller, and Jaeger of $11,279, $3,000, $9,923, $6,800, and $9,948, respectively; and (ii) amounts accrued under the savings plan component of the Corporation's Excess Benefit Plan for Messrs. White, Rogers, Baez, Hunkapiller, and Jaeger of $8,789, $4,500, $4,500, $2,233, and $3,237, respectively.



  (6) Mr. White became an employee and Chairman, President and Chief Executive Officer of the Corporation on September 12, 1995.



  (7) Dr. Rogers became an employee and executive officer of the Corporation on May 7, 1996.



  (8) Mr. Baez became an employee and executive officer of the Corporation on June 3, 1996.



  (9) Mr. Jaeger became an employee and executive officer of the Corporation on March 16, 1995.

OPTION GRANT TABLE

    The following table sets forth information regarding stock option grants to the Named Executive Officers during the fiscal year ended June 30, 1997.

                                          INDIVIDUAL GRANTS                                              POTENTIAL REALIZABLE VALUE
- -----------------------------------------------------------------------------------------------------                AT
                                     NUMBER OF                                                            ASSUMED ANNUAL RATES OF
                                     SECURITIES      PERCENT OF TOTAL                                     STOCK PRICE APPRECIATION
                                     UNDERLYING     OPTIONS GRANTED TO                                       FOR OPTION TERM(2)
                                      OPTIONS       EMPLOYEES IN FISCAL   EXERCISE PRICE   EXPIRATION   ----------------------------
NAME                               GRANTED (#)(1)        YEAR 1997            ($/SH)          DATE         5% ($)         10% ($)
- ---------------------------------  --------------   -------------------   --------------   ----------   -------------  -------------
Tony L. White....................      75,000               7.6                   68.5625   3/24/07         3,233,894      8,195,323
                                       30,000(3)            3.0                   79.25     6/26/07         1,495,197      3,789,123
                                       30,000(4)            3.0                   79.25     6/26/07         1,495,197      3,789,123
Mark C. Rogers...................      25,000               2.5                   68.5625   3/24/07         1,077,965      2,731,774
                                       15,000(3)            1.5                   79.25     6/26/07           747,598      1,894,561
                                       15,000(4)            1.5                   79.25     6/26/07           747,598      1,894,561
Manuel A. Baez...................      15,000               1.5                   68.5625   3/24/07           646,779      1,639,065
                                       15,000(3)            1.5                   79.25     6/26/07           747,598      1,894,561
                                       15,000(4)            1.5                   79.25     6/26/07           747,598      1,894,561
Michael W. Hunkapiller...........      15,000               1.5                   68.5625   3/24/07           646,779      1,639,065
                                       15,000(3)            1.5                   79.25     6/26/07           747,598      1,894,561
                                       15,000(4)            1.5                   79.25     6/26/07           747,598      1,894,561
Stephen O. Jaeger................      25,000               2.5                   68.5625   3/24/07         1,077,965      2,731,774
                                       10,000(3)            1.0                   79.25     6/26/07           498,399      1,263,041
                                       10,000(4)            1.0                   79.25     6/26/07           498,399      1,263,041
- ------------------------------------------------------------------------------------------------------------------------------------
All Shareholders(5)..............                                                                       $ 1.9 billion  $ 4.8 billion
- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------

  (1) All stock options are granted with an exercise price equal to the fair market value of a share of Common Stock on the date of grant and, except as provided below, become exercisable in two equal annual installments commencing one year after the date of grant.

  (2) The values shown assume that the price of the Common Stock will appreciate at the annual rates shown. These rates are arbitrarily assumed rates established by the SEC and are not intended as a forecast of future appreciation. The actual gain, if any, realized by the recipient will depend upon the actual performance of the Common Stock.


  (3) Options will vest on June 26, 2000 and were granted in conjunction with a grant of an equal number of performance units under the Corporation's Performance Unit Bonus Plan. Performance units granted under this plan will vest according to the following schedule: 33 1/3%, if the fair market value of a share of Common Stock averages $80.00 or more for a period of ninety days; 66 2/3%, if the fair market value of a share of Common Stock averages $87.00 or more for a period of ninety days; and 100%, if the fair market value of a share of Common Stock averages $94.00 or more for a period of ninety days, and will be payable on or after June 26, 2000, provided, in each case, that the officer remains an employee of the Corporation through the date of payment. Upon such vesting, the holder of performance units will be entitled to a pre-tax cash or stock payment of $79.25 for each vested unit. Prior to vesting of the performance units, holders will receive dividend equivalents at the same time as, and in an amount per unit equal to, dividends payable on each share of Common Stock, but will not have any voting rights with respect to such performance units or the right to sell or otherwise dispose of such units. The performance units will be forfeited to the extent the stock price targets are not attained by June 26, 2007 or, subject to certain limited exceptions, if the employment of the officer by the Corporation is terminated prior to the date of payment.



  (4) Options were granted subject to shareholder approval of the 1997 Stock Incentive Plan at the Annual Meeting (see "APPROVAL OF THE 1997 STOCK INCENTIVE PLAN," below) and will vest on the earlier of (a) June 26, 2003 or
    (b) three years after all the stock price targets of the performance units referred to in footnote 3 above have been attained, provided, in each case, that the officer remains an employee of the Corporation through such date. Options were granted in conjunction with a grant of an equal number of performance units under the Corporation's Performance Unit Bonus Plan. The performance units will vest according to the following schedule: 33 1/3%, if the fair market value of a share of Common Stock averages $101.00 or more for a period of ninety days; 66 2/3%, if the fair market value of a share of Common Stock averages $108.00 or more for a period of ninety days; and 100%, if the fair market value of a share of Common Stock averages $115.00 or more for a period of ninety days, and will be payable on or after the earlier of
    (a) June 26, 2003 or (b) three years after all the stock price targets of the performance units referred to in footnote 3 above have been attained, provided, in each case, that the officer remains an employee of the Corporation through the date of payment. Performance units will be forfeited to the extent the stock price targets are not attained by June 26, 2007 or, subject to certain limited exceptions, if the employment of the officer by the Corporation is terminated prior to the date of payment and were otherwise generally granted on the same terms as those described in footnote 3 above.



  (5) These amounts represent the increase in the aggregate market value of the Common Stock outstanding as of the date of the initial grant (43.8 million shares) assuming the annual rates of stock price appreciation set forth above over the ten-year period used for the Named Executive Officers.

OPTION EXERCISES AND YEAR-END VALUE TABLE

    The following table sets forth information regarding the exercise of options by the Named Executive Officers during the fiscal year ended June 30, 1997, and the value of their unexercised options at June 30, 1997.

                                                                                                           VALUE OF
                                                                                                          UNEXERCISED
                                                                              NUMBER OF SECURITIES        IN-THE-MONEY
                                                                                   UNDERLYING             OPTIONS
                                                                              UNEXERCISED OPTIONS         AT JUNE 30,
                                                                                AT JUNE 30, 1997             1997
                                                                                      (#)                   ($)(2)
                                                                         ------------------------------   -----------
                                    SHARES ACQUIRED
                                      ON EXERCISE      VALUE REALIZED
NAME                                      (#)                ($)         EXERCISABLE   UNEXERCISABLE(1)   EXERCISABLE
- ----------------------------------  ----------------   ---------------   -----------   ----------------   -----------
Tony L. White.....................          0                 0            97,500          232,500         3,458,906
Mark C. Rogers....................          0                 0            25,000           80,000           673,437
Manuel A. Baez....................          0                 0            25,000           70,000           615,625
Michael W. Hunkapiller............          0                 0            77,201           63,500         3,826,701
Stephen O. Jaeger.................          0                 0            64,000           59,000         2,800,000



NAME                                UNEXERCISABLE
- ----------------------------------  -------------
Tony L. White.....................    4,185,468
Mark C. Rogers....................      915,625
Manuel A. Baez....................      760,937
Michael W. Hunkapiller............      722,531
Stephen O. Jaeger.................      570,312


- ------------------------

  (1) Includes options granted subject to shareholder approval of the 1997 Stock Incentive Plan. See "APPROVAL OF THE 1997 STOCK INCENTIVE PLAN," below.

  (2) The fair market value of a share of Common Stock on June 30, 1997 was $78.25.

LONG-TERM INCENTIVE PLANS

    The following table sets forth information regarding awards made to the Named Executive Officers under The Perkin-Elmer Corporation Division Long-Term Incentive Plan during the fiscal year ended June 30, 1997.


                                                                                                               ESTIMATED FUTURE
                                                                                                                 PAYOUTS UNDER
                                                                                                                   NON-STOCK
                                                                                             PERFORMANCE OR       PRICE-BASED
                                                                     NUMBER OF SHARES,        OTHER PERIOD         PLANS(1)
                                                                         UNITS OR                UNTIL        -------------------
                                                                       OTHER RIGHTS          MATURATION OR          TARGET
NAME                                                                        (#)                  PAYOUT               ($)
- ---------------------------------------------------------------  -------------------------  ----------------  -------------------
Tony L. White..................................................                  0                         0                0
Mark C. Rogers.................................................                  0                         0                0
Manuel A. Baez.................................................             50,000           7/1/96--6/30/99           66,000(2)
Michael W. Hunkapiller.........................................             50,000           7/1/96--6/30/99          425,000(2)
Stephen O. Jaeger..............................................                  0                         0                0


- ------------------------


  (1) Awards granted under the plan are valued over a three-year period (the "Performance Cycle") based upon the attainment of certain EBIT (earnings before interest and income taxes) and after-tax operating cash flow targets for the Applied Biosystems Division of the Corporation, in the case of Dr. Hunkapiller, and the Analytical Instruments Division of the Corporation, in the case of Mr. Baez. At the end of the Performance Cycle, the value of each unit will be adjusted upward or downward based upon the compound annual growth in these measures for the applicable division. The awards will vest as to 50% on the last day of the Performance Cycle and as to the remaining 50% on the first anniversary of that date and will be forfeited, subject to certain limited exceptions, if the employment of the officer by the Corporation is terminated prior to such date. There are no minimum or maximum amounts payable under the plan.


  (2) Based on the value of a unit as of the end of fiscal year 1997 without any adjustment based upon compound annual growth in EBIT or after-tax operating cash flow. The actual value of a unit at the end of the Performance Cycle may be significantly higher or lower depending upon the performance of the applicable division during the remainder of the Performance Cycle as described in footnote 1 above.

RETIREMENT BENEFITS

    The Corporation has in effect a qualified defined benefit Employee Pension Plan covering all of its domestic employees, including the Named Executive Officers, a non-qualified Excess Benefit Plan, which provides benefits that would otherwise be denied participants by reason of certain limitations of the Internal

Revenue Code of 1986, as amended (the "Code"), on qualified plan benefits, and a non-qualified Supplemental Retirement Plan, which provides benefits based on payments made under the Corporation's Contingent Compensation Plan for Key Employees and Incentive Compensation Plan. The Employee Pension Plan and the Excess Benefit Plan provide annual benefits at normal retirement age 65 based on a participant's final average base salary (measured over 36 months from October 1, 1995) and service from October 1, 1995. The Supplemental Retirement Plan provides annual benefits at normal retirement age 65 based on a participant's final average contingent compensation or incentive compensation awards (measured over 36 months from July 1, 1995) and service from July 1, 1995.

    The benefit under the Employee Pension Plan and the pension plan component of the Excess Benefit Plan for service prior to October 1, 1995 was based on a career average benefit formula providing 1.4% of base earnings during the period of participation, plus 0.5% of base earnings above a specified wage base called "covered compensation" (defined by the Internal Revenue Service as a function of year of birth). After August 1, 1989, plan accruals for service over 35 years were calculated at a rate of 1.7% of base earnings. A variable annuity option was available to each participant for benefit accruals prior to October 1, 1995. The benefit under the Supplemental Retirement Plan for service prior to July 1, 1995 was based on a career average formula providing 1.5% of the sum of all payments made to a participant during his or her participation in the Contingent Compensation Plan and the Incentive Compensation Plan.

    The following table sets forth the estimated total annual benefits payable at normal retirement age at 65 under the Employee Pension Plan, the Excess Benefit Plan, and the Supplemental Retirement Plan to covered participants for service after October 1, 1995.

                               PENSION PLAN TABLE


   AVERAGE
    ANNUAL
 REMUNERATION                    YEARS OF SERVICE FROM OCTOBER 1, 1995
- --------------  ------------------------------------------------------------------------
                    10          15          20          25          30           35
                ----------  ----------  ----------  ----------  -----------  -----------
 $    500,000   $   85,020  $  127,530  $  170,040  $  212,550  $   255,060  $   297,570
      600,000      102,060     153,090     204,120     255,150      306,180      357,210
      700,000      118,980     178,470     237,960     297,450      356,940      416,430
      800,000      135,260     202,890     270,520     338,150      405,780      473,410
      900,000      151,460     227,190     302,920     378,650      454,380      530,110
    1,000,000      167,500     251,250     335,000     418,750      502,500      586,250
    1,100,000      184,500     276,750     369,000     461,250      553,500      645,750
    1,200,000      201,500     302,250     403,000     503,750      604,500      705,250
    1,300,000      218,500     327,750     437,000     546,250      655,500      764,750
    1,400,000      235,500     353,250     471,000     588,750      706,500      824,250
    1,500,000      252,500     378,750     505,000     631,250      757,500      883,750
    1,600,000      269,500     404,250     539,000     673,750      808,500      943,250
    1,700,000      286,500     429,750     573,000     716,250      859,500    1,002,750
    1,800,000      303,500     455,250     607,000     758,750      910,500    1,062,250
    1,900,000      320,500     480,750     641,000     801,250      961,500    1,121,750
    2,000,000      337,500     506,250     675,000     843,750    1,012,500    1,181,250



    The benefit amounts shown in the Pension Plan Table are computed on a straight life annuity basis, payable at age 65, and assume covered compensation for social security purposes of $50,000 in all cases. As of June 30, 1997, Mr. White, Dr. Hunkapiller, and Mr. Jaeger each had 1.75 years of credited service from October 1, 1995 for pension purposes, and Dr. Rogers and Mr. Baez had 1.08 years and 1.00 year, respectively, of credited service for pension purposes. The base salary and contingent compensation for each such person for the three most recent fiscal years are as set forth in the salary and bonus columns of the Summary Compensation Table above under "EXECUTIVE COMPENSATION."



    Estimated annual benefits accrued prior to October 1, 1995 and payable upon retirement at age 65 under the Employee Pension Plan, the Supplemental Retirement Plan, and the Retirement Plan component of the Excess Benefit Plan to Mr. White, Dr. Hunkapiller, and Mr. Jaeger are $267, $21,072, and $2,442, respectively, assuming continued service for benefit eligibility and based on the current variable unit value, as applicable. Mr. Baez and Dr. Rogers do not have benefit accruals prior to October 1, 1995.

    Under the terms of individual employment agreements, Mr. White, Dr. Rogers, and Mr. Baez are entitled to receive additional retirement benefits equal to the annual benefit each would have received if they were credited under the Employee Pension Plan and non-qualified plans (the Excess Benefit Plan and the Supplemental Retirement Plan) with an additional 25, 13, and 13 years of service, respectively, reduced by the annual benefit each will receive from the Employee Pension Plan and non-qualified plans. Mr. White's annual benefit will be further reduced by $111,528. Mr. White was 50% vested in this additional benefit as of September 12, 1995 (his date of hire), and his vesting percentage increases by 10% each year to 100% vesting in this additional non-qualified plan benefit after five years of service. Dr. Rogers and Mr. Baez are fully vested in this benefit.

    The Employee Pension Plan preserves and protects the benefits of any active participant in the plan whose employment by the Corporation is terminated within three years following a change in control of the Corporation. In the event of such a termination, the rights, expectancies, and the benefits of such participants (as in effect on the date of the change in control) may not be diminished through amendment or termination of the Employee Pension Plan after the change in control. Additionally, in the event the Employee Pension Plan is terminated within three years following a change in control, any funds remaining after the satisfaction of all liabilities under the plan will be allocated among participants in accordance with applicable United States Department of Labor regulations.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL, AND OTHER
  AGREEMENTS

    The Corporation has entered into a three-year employment agreement with Mr. White dated September 12, 1995 pursuant to which he serves as Chairman, President and Chief Executive Officer of the Corporation. The agreement will be automatically extended for consecutive one-year periods unless either party gives at least 180 days notice of its intent not to renew. Under the terms of the agreement, Mr. White will receive a base salary (currently set at $630,000) subject to annual review and a target incentive payment under the Corporation's Contingent Compensation Plan equal to 100% of his base salary. In the event of termination by the Corporation of Mr. White's employment without cause or if he terminates employment for good reason (as defined), Mr. White would receive three times his base salary and target bonus, the fair market value of 36,000 shares of Common Stock, a pro rated incentive payment, and other specified benefits.


    The Corporation has entered into an agreement with Dr. Rogers dated as of May 7, 1996 pursuant to which he serves as Senior Vice President and Chief Technology Officer of the Corporation. Under the terms of the agreement, Dr. Rogers will receive a minimum annual base salary of $375,000 and a target incentive payment under the Corporation's Contingent Compensation Plan equal to 60% of his base salary. The agreement also provided for the Corporation to reimburse Dr. Rogers for costs incurred in connection with his relocation to Connecticut and a special one-time payment of $150,000 to assist in such relocation. In the event of termination of Dr. Rogers' employment without cause or if Dr. Rogers terminates employment for good reason (as defined), he will be entitled to, in lieu of severance under any other severance pay plan of the Corporation, an annual severance payment of $150,000 payable until age 65 and other specified benefits.


     The Corporation has entered into an agreement with Mr. Baez dated June 3, 1996 pursuant to which he serves as Senior Vice President and President, Analytical Instruments Division of the Corporation. Under the terms of the agreement, Mr. Baez will receive a minimum annual base salary of $375,000 and a target incentive payment under the Corporation's Contingent Compensation Plan equal to 60% of his base salary. The agreement also provided for the Corporation to reimburse Mr. Baez for costs incurred in connection with his relocation to Connecticut and a special one-time payment of $150,000 to assist in such relocation.

    The Corporation has agreements with each of the Named Executive Officers providing for continuation of the officer's employment for a term of three years following any change in control of the Corporation. These agreements provide that if, following a change in control, any of the Named Executive Officers leaves employment for good reason (as defined) or his employment is terminated without cause, he will generally be entitled to receive three times his base salary and average incentive compensation, full vesting of all restricted stock and stock options, and other specified benefits.

    The Corporation has entered into a deferred compensation contract with Dr. Hunkapiller which, subject to certain conditions, provides for payments to be made for a maximum of ten years of $25,000 per annum, commencing upon his retirement from the Corporation (or in the event of the termination of his employment for good reason (as defined) or without cause following a change in control of the Corporation). The annual payment may be reduced or forfeited if Dr. Hunkapiller elects one of several optional forms of payment based on actuarial determinations, terminates employment prior to normal retirement age, or competes with the Corporation.


    Dr. Hunkapiller and Mr. Jaeger incurred indebtedness to the Corporation for the payment of taxes in connection with the vesting of shares of restricted stock during the fiscal year ended June 30, 1996. Such indebtedness was evidenced by individual three-year promissory notes dated March 8, 1996 and secured by shares of Common Stock. Interest is payable on amounts outstanding at the federal short-term rate required by Section 7872 of the Code, compounded semiannually. The largest aggregate amount of such indebtedness outstanding during the 1997 fiscal year for Dr. Hunkapiller and Mr. Jaeger was $89,558 and $85,538, respectively, and the amount of such indebtedness outstanding as of August 11, 1997 for Dr. Hunkapiller and Mr. Jaeger was $90,109 and $86,064, respectively.



    Mr. Jaeger has announced his intention to resign as Vice President, Chief Financial Officer and Treasurer of the Corporation on or about September 30, 1997. Although the parties have not yet finalized an agreement, it is expected that Mr. Jaeger would continue to receive his base salary for a period of twenty-four months following such resignation and would, subject to certain limitations, also be entitled to continue to participate in certain of the Corporation's benefit plans during such period. It is also expected that Mr. Jaeger would receive a portion of the shares of restricted stock held by him which would otherwise vest following the end of the Corporation's 1998 fiscal year based upon the attainment of certain performance goals, performance units granted under the Corporation's Performance Unit Bonus Plan which have vested as of the date of such resignation, and certain other benefits to be determined.



2. RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS



    The Board of Directors has selected Price Waterhouse LLP, independent accountants, to audit the books, records, and accounts of the Corporation and its subsidiaries for the fiscal year ending June 30, 1998. This selection is being presented to the shareholders for ratification at the Annual Meeting.



    The firm of Price Waterhouse LLP has audited the Corporation's books annually since 1944, has offices in or convenient to the localities in the United States and foreign countries where the Corporation or its subsidiaries operate, and is considered to be well qualified. If the shareholders do not ratify the selection of Price Waterhouse LLP, the selection of independent accountants will be reconsidered by the Audit Committee of the Board of Directors.



    A representative of Price Waterhouse LLP will attend the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.


    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THIS
PROPOSAL.

3. APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK


    The Board of Directors has approved, subject to approval by the shareholders at the Annual Meeting, an amendment to the Corporation's Restated Certificate of Incorporation (the "Certificate") to increase the number of authorized shares of Common Stock from 90,000,000 to 180,000,000 shares. Specifically, the Board of Directors proposes that the first paragraph of Article Third of the Certificate be amended to read as follows:

       The total number of shares which may be issued by the Corporation is one hundred and eighty million (180,000,000) shares of Common Stock, all of which shall have a par value of one dollar ($1.00) per share, and one million (1,000,000) shares of Preferred Stock, all of which shall have a par value of one dollar ($1.00) per share.


    As of August 11, 1997, 45,599,755 shares of Common Stock were issued and outstanding, 1,756,977 shares were held in treasury, and 5,216,489 shares were reserved for issuance under the Corporation's stock incentive and stock purchase plans. If the amendment is adopted, approximately 128,900,000 shares of Common Stock would be unreserved and available for future issuance.



    The Board of Directors believes that it is in the best interest of the Corporation to have additional shares of Common Stock available for possible future actions, such as financings, investments and acquisitions, stock splits and dividends, employee benefit plans, and other corporate purposes. While the Corporation expects to issue previously authorized shares of Common Stock in connection with its proposed acquisition of PerSeptive Biosystems, Inc. and under its employee benefit plans (including the 1997 Stock Incentive Plan proposed to be approved at the Annual Meeting), there are no present plans, understandings, or agreements for the issuance of the shares of Common Stock proposed to be authorized pursuant to this proposal.


    Authorized but unissued shares of Common Stock may be issued at such times, for such purposes, and for such consideration as the Board of Directors may determine without further shareholder approval, except as otherwise required by law or applicable stock exchange rules. However, the Board does not intend to issue any shares of Common Stock to be authorized under the amendment except upon terms that the Board deems to be in the best interest of the Corporation. The issuance of additional shares of Common Stock without further shareholder approval may, among other things, have a dilutive effect on earnings per share and on the equity of the present holders of Common Stock and their voting rights. Holders of shares of Common Stock have no preemptive rights.

    The affirmative vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for approval of the amendment.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THIS
PROPOSAL.

4. APPROVAL OF THE 1997 STOCK INCENTIVE PLAN

    The Board of Directors has adopted, subject to approval by the shareholders at the Annual Meeting, The Perkin-Elmer Corporation 1997 Stock Incentive Plan (the "Incentive Plan"). The Incentive Plan is intended to continue the established policy of the Corporation of encouraging ownership of Common Stock by employees, officers, and directors of the Corporation and of providing incentives for such persons to put forth maximum efforts for the success of the Corporation. The Board believes that the Incentive Plan will promote the long-term growth and profitability of the Corporation and is thus in the best interest of the Corporation and its shareholders.

    Stock-based incentives are an integral component of the Corporation's compensation system, and the Incentive Plan reflects the principles that underlie the Corporation's compensation policies. Specifically, the Board of Directors believes that the Incentive Plan will (a) further efforts of the Corporation to place a portion of employee and director compensation "at risk" and tied to the performance of corporate objectives, (b) further the goal of increased ownership of Common Stock by employees and directors and thereby further align their interests with those of the shareholders, and (c) facilitate the structuring of appropriate and necessary incentives to attract and retain highly qualified and talented individuals.


    The Corporation currently has in effect its 1996 Stock Incentive Plan (the "1996 Plan") which does not permit the award of stock incentives after October 31, 1998. Consistent with its stated intent at the time of the adoption of the 1996 Plan, the Management Resources Committee of the Board of Directors has granted stock options under the Incentive Plan to a significantly broader group of employees than had historically been the case under previous plans. The broader grants were necessitated in part by the prevailing compensation practices of technology companies in the San Francisco Bay area with whom the Corporation must compete for employees. Consequently, only 57,200 shares of Common Stock remained available for the grant of new awards under the 1996 Plan as of June 30, 1997. The Corporation intends to continue to make awards under the 1996 Plan until such time as no shares are available for grant under such plan or October 31, 1998.


    The following is a summary of the material provisions of the Incentive Plan. This summary is qualified in its entirety by reference to the specific provisions of the Incentive Plan, the full text of which is attached to this Proxy Statement as Exhibit A.

SUMMARY OF THE INCENTIVE PLAN


    SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided below, 2,000,000 shares of Common Stock will be available for issuance under the Incentive Plan. Shares of Common Stock delivered under the Incentive Plan may be newly issued shares, treasury shares, reacquired shares, or any combination thereof. As of August 11, 1997, the fair market value of a share of Common Stock was $81.1563.


    TYPES OF INCENTIVES. Incentives granted under the Incentive Plan may be (1) employee stock options, consisting of incentive stock options within the meaning of Section 422 of the Code and non-qualified stock options (collectively, "Employee Options"), (2) director stock options, which will be non-qualified stock options ("Director Options"), (3) shares of Common Stock, which may be subject to restrictions ("Employee Stock Awards"), (4) shares of Common Stock subject to performance goals ("Performance Shares"), or (5) director stock awards, which will be shares of Common Stock subject to certain restrictions ("Director Stock Awards").

    ADMINISTRATION. The Incentive Plan will be administered by the Management Resources Committee (the "Committee") of the Board of Directors. The Committee will determine, subject to the express provisions of the Incentive Plan, the employees to whom, and the time or times at which, Employee Options, Employee Stock Awards, and Performance Shares (collectively, "Employee Awards") are to be granted, as well as the terms and provisions governing each such award.


    ELIGIBILITY. All regular salaried employees (including executive officers) of the Corporation and its subsidiaries will be eligible to receive Employee Awards, and all non-employee directors of the Corporation will receive Director Options and Director Stock Awards, under the Incentive Plan. As of June 30, 1997, approximately 5,700 persons would be eligible to participate in the Incentive Plan, including ten non-employee directors.


    STOCK OPTIONS--EMPLOYEE OPTIONS. The purchase price of a share of Common Stock covered by an Employee Option will be determined by the Committee, but may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The vesting period and all other terms and conditions of each Employee Option will be determined by the Committee, provided that the term of each Employee Option may not be more than ten years from the date of grant.

    If the employment of an employee to whom an Employee Option has been granted is terminated (other than by reason of retirement, disability, or death), the Employee Option may be exercised (to the extent that the employee would be entitled to do so at the date of termination) for 30 days after such termination, but not after the expiration of the term of the Employee Option.


    If an employee to whom an Employee Option has been granted retires from the Corporation pursuant to any qualified pension plan provided by the Corporation, or is totally and permanently disabled, such Employee Option may be fully exercised without regard to the period of continuous employment at any time: (a) in the case of an incentive stock option, within three months after such retirement or disability, but not after the expiration of the term of the Employee Option; or (b) in the case of a non-qualified stock option, within one year after such retirement or disability, but not after the expiration of the term of the Employee Option.


    If an employee to whom an Employee Option has been granted dies while employed by the Corporation, such Employee Option may be exercised to the extent that the employee was entitled to do so at the date of death by his or her executor or administrator or other person at the time entitled by law to the employee's rights under the Employee Option, at any time within one year after his or her death, as shall be prescribed in the option agreement, but not after the expiration of the term of the Employee Option.


    STOCK OPTIONS--DIRECTOR OPTIONS. As of the date of each election or reelection to the Board of Directors of the Corporation, each non-employee director of the Corporation will be automatically granted a Director Option to purchase 1,500 shares of Common Stock, subject to adjustment as provided below, provided that non-employee directors may not receive options for more than an aggregate of 1,500 shares for any fiscal year (subject to adjustment as provided below) under the Incentive Plan and the 1996 Plan. The purchase price of a share of Common Stock covered by a Director Option will be 100% of the fair market value of a share of Common Stock on the date of grant.


    The term of each Director Option will be for a period of ten years from the date of grant. Each Director Option will vest as to 750 shares of Common Stock on the date immediately preceding the first annual meeting of shareholders next following the date of grant and as to the remaining 750 shares on the date immediately preceding the second annual meeting of shareholders next following the date of grant, provided that the holder thereof continues to serve as a member of the Board of Directors as of each such date.

    If a director's service as a member of the Board of Directors is terminated (other than by reason of retirement, disability, resignation with the approval of the Board, or death), the Director Option may be exercised (to the extent that the director would be entitled to do so at the date of termination) for 30 days after such termination, but not after the expiration of the term of the Director Option.

    If a director to whom a Director Option has been granted ceases to serve as a director as a result of (a) retiring from the Board of Directors upon normal retirement age, (b) becoming totally and permanently disabled, or (c) resigning or declining to stand for reelection with the approval of the Board of Directors, such Director Option may be fully exercised without regard to the period of continuous service at any time within one year after such retirement, but not after the expiration of the term of the Director Option.

    If a director to whom a Director Option has been granted dies while serving as a member of the Board of Directors, such Director Option may be exercised to the extent that the director was entitled to do so at the date of death by his or her executor or administrator or other person at the time entitled by law to the director's rights under the Director Option, at any time within one year after his or her death, but not after the expiration of the term of the Director Option.

    STOCK OPTIONS--GENERAL. Employee Options and Director Options (collectively, "Options") will be exercisable only by the optionee or his or her guardian or legal representative, and may not be transferred, except pursuant to a domestic relations order, provided that the Committee may, in its sole discretion, permit an optionee to transfer a non-qualified stock option to (a) a member of the optionee's immediate family, (b) a trust, the beneficiaries of which consist exclusively of members of the optionee's immediate family, or (c) a partnership, the partners of which consist exclusively of members of the optionee's immediate family. After the death of an optionee, an Option may be transferred pursuant to the laws of descent and distribution.

    It is a condition to the exercise of an Option within one year following termination of employment or service that the optionee has not (a) rendered services or engaged directly or indirectly in any business which in the opinion of the Committee competes with or is in conflict with the interests of the Corporation or (b) violated any written agreement with the Corporation. An optionee's violation of either of these conditions will result in the forfeiture of all Options held by such optionee.

    LIMITATIONS ON THE GRANT OF OPTIONS. No one individual may be granted an Option or Options under the Incentive Plan during any fiscal year of the Corporation for an aggregate number of shares of Common Stock which exceeds 10% of the total number of shares reserved for issuance under the Incentive Plan.

    EMPLOYEE STOCK AWARDS. Employee Stock Awards may, but need not, be subject to such restrictions as the Committee may determine. Until any conditions associated with Employee Stock Awards are met, none of such shares may be sold, assigned, bequeathed, transferred, pledged, or otherwise disposed of in any way. Recipients of Employee Stock Awards will otherwise be entitled to such rights of a shareholder with respect to the shares of Common Stock subject to Employee Stock Awards as the Committee may determine, including the right to vote and receive dividends and other distributions made with respect to such Common Stock.

    In the event that a recipient of an Employee Stock Award terminates employment before any applicable restrictions have been met, by reason of death, total and permanent disability, retirement, or resignation or discharge from employment other than for cause, the Committee may, in its sole discretion, remove restrictions on all or a portion of the Common Stock subject to the Employee Stock Award.

    LIMITATIONS ON EMPLOYEE STOCK AWARDS. Subject to adjustment as provided below, no employee may receive an Employee Stock Award representing more than 40,000 shares of Common Stock during any fiscal year of the Corporation, and the maximum number of shares of Common Stock that may be issued to all employees pursuant to Employee Stock Awards under the Incentive Plan is 80,000.

    PERFORMANCE SHARES. Awards of Performance Shares will be subject to the attainment of performance goals relating to one or more criteria within the meaning of Section 162(m) of the Code and the regulations thereunder, including, without limitation, stock price, market share, sales, earnings per share, return on equity, costs, and cash flow, as determined by the Committee from time to time. Certificates representing Performance Shares will be registered in the name of the award recipient but remain in the physical custody of the Corporation until the Committee has determined that performance goals have been attained and other stock restrictions have been satisfied. Until the Performance Shares are delivered to an award recipient, none of such shares may be sold, assigned, bequeathed, transferred, pledged, or otherwise disposed of in any way by the recipient. Recipients of Performance Shares will otherwise be entitled to such rights of a shareholder with respect to the Performance Shares as the Committee may determine, including the right to vote and receive dividends and other distributions made with respect to the Performance Shares.

    In the event that a recipient of Performance Shares terminates employment before all applicable performance goals have been attained, by reason of death, total and permanent disability, retirement, or resignation or discharge from employment other than for cause, the Committee may, in its sole discretion, remove restrictions on all or a portion of the Performance Shares or determine the performance objectives with respect to all or a portion of the Performance Shares to have been attained, provided that the Committee may not exercise such discretion to the extent that it would cause the award of Performance Shares not to qualify as performance based compensation under Section 162(m) of the Code.

    LIMITATIONS ON PERFORMANCE SHARES. Subject to adjustment as provided below, no employee may receive Performance Shares representing more than 100,000 shares of Common Stock during any fiscal year of the Corporation, and the maximum number of shares of Common Stock that may be issued to all employees pursuant to awards of Performance Shares under the Incentive Plan is 400,000.


    DIRECTOR STOCK AWARDS. Thirty days after the date of each election or reelection to the Board of Directors, commencing with election at the Annual Meeting, each non-employee director will automatically be granted a Director Stock Award with respect to 300 shares of Common Stock, subject to adjustment as provided below. Non-employee directors elected to the Board other than at an annual meeting will be granted a pro rata portion of such shares. Each Director Stock Award will vest as of the date immediately preceding the date of the first annual meeting of shareholders next following the date of grant, provided that the holder thereof continues to serve as a member of the Board of Directors as of such date.


    Except as set forth below, the holder of Director Stock Award will be entitled to all rights of a shareholder with respect to the shares of Common Stock issued pursuant to the Director Stock Award, including the right to receive dividends and to vote such shares of Common Stock, provided that stock dividends paid with respect to such shares will be restricted to the same extent as the underlying shares of Common Stock issued pursuant to the Director Stock Award. Prior to vesting, none of the shares of Common Stock issued pursuant to a Director Stock Award may be sold, assigned, bequeathed, transferred, pledged, hypothecated, or otherwise disposed of in any way.

    If a non-employee director to whom a Director Stock Award has been granted ceases to serve as a director as a result of (a) his or her death, (b) retiring from the Board of Directors upon reaching normal retirement age, (c) becoming totally and permanently disabled, or (d) resigning with the approval of the Board of Directors, all shares subject to such Director Stock Award will be fully vested as of the date of termination of service.


    Non-employee directors will be permitted to defer the receipt of their Director Stock Awards. Deferred awards will be credited to a bookkeeping account and will be deemed invested in Common Stock units, each unit representing one share of Common Stock. As dividends are paid on Common Stock, a corresponding amount of additional units will be credited to the non-employee director's deferral account. A non-employee director who defers receipt of his or her Director Stock Awards will not have any voting rights with respect to such Director Stock Award until such time as he or she receives an actual distribution of Common Stock.


    CHANGE OF CONTROL. All outstanding Options granted under the Incentive Plan will become fully and immediately exercisable, all restrictions on Employee Stock Awards and awards of Performance Shares will immediately terminate, all performance objectives applicable to awards of Performance Shares will be deemed attained, and all Director Stock Awards will become fully vested (a) in the event that a tender offer or exchange offer (other than an offer by the Corporation) for the Common Stock is made by any "person" within the meaning of
Section 14(d) of the Securities Exchange Act of 1934 and not withdrawn within a specified period after the commencement thereof or (b) in the event of a "Change in Control" (as defined in the Incentive Plan).

    TERMINATION AND AMENDMENT; NO REPRICING. No award may be made under the Incentive Plan after October 31, 2002. The Board of Directors may at any time prior to that date terminate the Incentive Plan or make any amendment or modification as it shall deem advisable, provided that amendments which would
(a) increase the aggregate number of shares which may be issued or (b) materially modify the requirements as to eligibility for participation would require shareholder approval.

    The terms of any outstanding Employee Award may be amended by the Committee at any time in its discretion in any manner it deems appropriate, including to accelerate the date of exercise of any award, terminate restrictions, or convert an incentive stock option into a non-qualified stock option, provided that no such amendment may adversely affect in any material manner any right of any recipient without his or her consent and, provided further, that the Committee may not (a) amend any previously-issued award of

Performance Shares to the extent that the amendment would cause such award not to qualify as performance based compensation under Section 162(m) of the Code or
(b) amend any previously-issued Employee Option to reduce the purchase price thereof whether by modification of the Employee Option or by cancellation of the Employee Option in consideration of the immediate issuance of a replacement Employee Option bearing a reduced purchase price.

    ADJUSTMENTS. The Incentive Plan provides that the number of shares available, the number of shares subject to Director Options and Director Stock Awards, the maximum number of shares that may be subject to awards to employees, and the terms of any outstanding awards under the Incentive Plan may be adjusted by the Committee in such manner as it deems appropriate in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, liquidations, or other similar events.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The Corporation has been advised that under current law the federal income tax consequences to participants and the Corporation of Options granted under the Incentive Plan would generally be as set forth in the following summary. This summary does not purport to be a complete analysis of all potential tax consequences relevant to optionees and the Corporation, or to describe tax consequences based upon particular circumstances.


    An employee to whom an incentive stock option is granted will not recognize income at the time of grant or exercise of such option (except that the alternative minimum tax may apply), and no federal income tax deduction will be allowable to the Corporation upon the grant or exercise of such option. When the employee sells shares of Common Stock received upon the exercise of an incentive stock option more than one year after the date of exercise and more than two years after the date of grant of such option, the employee will normally recognize a capital gain (at the applicable mid-term or long-term rate) or loss equal to the difference, if any, between the sale price of such shares and the option exercise price. If the employee does not hold such shares for these periods, when the employee sells such shares he or she will recognize ordinary compensation income and possibly capital gain or loss in such amounts as are prescribed by the Code and the regulations thereunder. Subject to applicable provisions of the Code and the regulations thereunder, in the event of a disposition prior to the end of the holding periods noted above, the Corporation will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income.


    An employee or director to whom a non-qualified stock option is granted will not recognize income at the time of grant of such option. When the employee or director exercises such option, he or she will recognize ordinary compensation income equal to the difference, if any, between the option price paid and the fair market value, as of the date of exercise, of the shares of Common Stock received by such employee or director. The tax basis of such shares to such employee or director will be equal to the fair market value on the date of exercise, and the employee's or director's holding period for such shares will commence on the day on which the employee or director recognizes taxable income in respect of such shares. Subject to applicable provisions of the Code and the regulations thereunder, the Corporation will generally be entitled to a federal income tax deduction in respect of non-qualified stock options in an amount equal to the ordinary compensation income recognized by the employee or director. Any compensation includable in the gross income of an employee in respect of a non-qualified option will be subject to appropriate federal employment taxes.

NEW PLAN BENEFITS

    The Committee has made certain awards of Employee Options under the Incentive Plan which are subject to shareholder approval of the Incentive Plan at the Annual Meeting. (See "EXECUTIVE COMPENSATION--REPORT OF THE MANAGEMENT RESOURCES COMMITTEE" for a description of such awards.) The following table sets forth information with respect to these awards as of the date of this Proxy Statement as well as the number of Director Stock Awards that would be granted to nominees elected at the Annual Meeting if the Incentive Plan is approved. The table also sets forth the number of Director Options that would be granted on the date of the Annual Meeting under the Incentive Plan if no options were available for grant to non-employee directors under the 1996 Plan.



                                                                                                       NUMBER OF
                                                                                        NUMBER OF   DIRECTOR STOCK
NAME                                                                                     OPTIONS        AWARDS
- -------------------------------------------------------------------------------------  -----------  ---------------
Tony L. White........................................................................      30,000              0
  Chairman, President and
  Chief Executive Officer

Mark C. Rogers.......................................................................      15,000              0
  Senior Vice President, Corporate
  Development and Chief Technology Officer

Manuel A. Baez.......................................................................      15,000              0
  Senior Vice President and
  President, Analytical Instruments Division

Michael W. Hunkapiller...............................................................      15,000              0
  Vice President and General Manager,
  Applied Biosystems Division

Stephen O. Jaeger....................................................................   10,000(1)              0
  Vice President, Chief Financial Officer and
  Treasurer

All executive officers as a group....................................................     112,500              0
All directors who are not executive officers.........................................      10,500(2)        2,100(3)
All employees, excluding executive officers..........................................      37,500              0


- ------------------------


(1) Mr. Jaeger has announced his intention to resign as Vice President, Chief Financial Officer and Treasurer of the Corporation on or about September 30, 1997. Although the parties have not yet finalized an agreement, it is expected that Mr. Jaeger would forfeit such options in connection with his resignation.


(2) Each nominee for director other than Mr. White will, if elected, receive a grant of a Director Option covering 1,500 shares of Common Stock on the date of the Annual Meeting under the Incentive Plan to the extent shares are not available under the 1996 Plan.


(3) Subject to shareholder approval of the Incentive Plan, each nominee for director other than Mr. White will, if elected, receive a grant of a Director Stock Award with respect to 300 shares of Common Stock 30 days after the date of the Annual Meeting.


VOTE REQUIRED FOR APPROVAL

    The affirmative vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for approval of the Incentive Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THIS
PROPOSAL.

MISCELLANEOUS MATTERS

    Management does not know of any other matter to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their judgment on such matters unless otherwise instructed.

    In addition to solicitation by mail, proxies may be solicited by directors, officers, and other employees of the Corporation personally or by telephone or other means of communication without additional compensation for such services. The Corporation has retained Morrow & Co., Inc., 909 Third Avenue, New York, New York, to assist in the distribution of proxy materials and with the solicitation of proxies for a fee estimated at $6,500, plus out-of-pocket expenses. The Corporation will bear the cost of solicitation of proxies.

    The Corporation will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding proxy materials to the beneficial owners of Common Stock.

    Effective July 1, 1997, the Corporation obtained insurance policies insuring the directors and officers of the Corporation and its subsidiaries against certain liabilities they may incur in the performance of their duties and insuring the Corporation against obligations to indemnify such persons against such liabilities. Three-year policies expiring July 1, 2000 have been obtained from National Union Fire Insurance Company and Federal Insurance Company at premiums of $725,000 and $406,000, respectively. The foregoing information is provided to shareholders of the Corporation pursuant to Section 726(d) of the New York Business Corporation Law.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR INCLUSION IN 1998 PROXY MATERIALS

    Any shareholder who intends to present a proposal at the Corporation's 1998 Annual Meeting of Shareholders is advised that, in order for such proposal to be included in the Board of Directors' proxy materials for such meeting, the proposal must be directed to the Secretary of the Corporation at its principal executive offices such that it is received no later than May 12, 1998, and the proponent and the proposal must meet certain eligibility requirements of the SEC.

MULTIPLE COPIES OF ANNUAL REPORT

    The rules of the SEC require that this proxy statement be accompanied or preceded by an annual report. As a result, shareholders with multiple accounts and households with multiple shareholders may be receiving more than one copy of the annual report, which is costly to the Corporation and may be inconvenient to these shareholders. If you are the shareholder of record and you mark the appropriate box on the applicable proxy card, the Corporation will discontinue the mailing of annual reports on the accounts you select. However, at least one account at each address must continue to receive an annual report. Eliminating these duplicate mailings will not affect receipt of future proxy materials or shareholder communications. To resume mailing of an annual report to the shareholder of record, shareholders may call the Corporation's toll-free shareholder services telephone number at (800) 730-4001.

By Order of the Board of Directors,

William B. Sawch
SECRETARY


Norwalk, Connecticut
September 8, 1997

                                                                       EXHIBIT A

                          THE PERKIN-ELMER CORPORATION
                           1997 STOCK INCENTIVE PLAN

1. PURPOSE OF THE PLAN.

    The purpose of The Perkin-Elmer Corporation 1997 Stock Incentive Plan (the "Plan") is to increase shareholder value and to advance the interests of The Perkin-Elmer Corporation and its subsidiaries (collectively, the "Corporation") by providing financial incentives designed to attract, retain, and motivate employees, officers, and directors of the Corporation. The Plan continues the established policy of the Corporation of encouraging ownership of its Common Stock by key personnel and of providing incentives for such individuals to put forth maximum efforts for the success of the Corporation.

2. DEFINITIONS.

    As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

    2.1 "ACT" means the Securities Exchange Act of 1934, as amended from time to time.

    2.2 "AGREEMENT" means the written agreement between the Corporation and an Optionee or Award Recipient, as the case may be, evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

    2.3 "AWARD" means a Stock Award or Performance Share Award.

    2.4 "AWARD RECIPIENT" means an individual to whom an Award has been granted under the Plan.

    2.5 "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

    2.6 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

    2.7 "COMMITTEE" means the Management Resources Committee of the Board of Directors, or any successor thereto or committee designated thereby whose members qualify as outside directors as defined in Section 162(m) of the Code and the Treasury Regulations issued pursuant thereto.

    2.8 "COMMON STOCK" means the common stock, par value $1.00 per share, of the Corporation.


    2.9 "COMMON STOCK UNIT" means the bookkeeping entry representing the equivalent of one share of Common Stock.



    2.10 "CONTINUOUS EMPLOYMENT" means an uninterrupted chain of continuous regular employment by the Corporation. A leave of absence granted in accordance with the Corporation's usual procedures which does not operate to interrupt continuous employment for other benefits granted by the Corporation shall not be considered a termination of employment nor an interruption of Continuous Employment hereunder, and an employee who is granted such a leave of absence shall be considered to be continuously employed during the period of such leave; provided, however, that if regulations under the Code or an amendment to the Code shall establish a more restrictive definition of a leave of absence, such definition shall be substituted herein.



    2.11 "DEFERRAL ACCOUNT" means the bookkeeping account established for the deferral of a Director Stock Award by a Non-Employee Director pursuant to
Section 11.7 hereof.



    2.12 "DIRECTOR AWARD" means a Director Stock Award or Director Option.



    2.13 "DIRECTOR OPTION" means an Option granted pursuant to Section 7 hereof.

    2.14 "DIRECTOR STOCK AWARD" means an award of shares of Common Stock granted pursuant to Section 11 hereof.



    2.15 "EMPLOYEE AWARD" means an Employee Stock Award or Performance Share Award.



    2.16 "EMPLOYEE OPTION" means an Option granted pursuant to Section 6 hereof.



    2.17 "EMPLOYEE STOCK AWARD" means an award of shares of Common Stock granted pursuant to Section 9 hereof.



    2.18 "FAIR MARKET VALUE" means the simple average of the high and low sales prices of a share of Common Stock as reported in the report of composite transactions (or other source designated by the Committee) on the date on which fair market value is to be determined (or if there shall be no trading on such date, then on the first previous date on which sales were made on a national securities exchange).



    2.19 "INCENTIVE STOCK OPTIONS" means those Options granted hereunder as Incentive Stock Options as defined in, and which by their terms comply with the requirements for such Options set out in, Section 422 of the Code and the Treasury Regulations issued pursuant thereto.



    2.20 "NON-EMPLOYEE DIRECTOR" means a member of the Board of Directors who is not an employee or officer of the Corporation.



    2.21 "NON-QUALIFIED STOCK OPTIONS" means those Options granted hereunder which are not intended to qualify as Incentive Stock Options.



    2.22 "OPTION" means an Employee Option or Director Option.



    2.23 "OPTIONEE" means an individual to whom an Option has been granted under the Plan.



    2.24 "PERFORMANCE SHARE AWARD" means an award of Performance Shares granted pursuant to Section 10 hereof.



    2.25 "PERFORMANCE SHARES" means shares of Common Stock covered by a Performance Share Award.



    2.26 "STOCK AWARD" means an Employee Stock Award or Director Stock Award.



    2.27 "STOCK RESTRICTIONS" mean the restrictions, including performance goals, placed on a Stock Award or Performance Share Award under the Plan.



    2.28 "TEN PERCENT SHAREHOLDER" means an individual who owns, within the meaning of Section 422(b)(6) of the Code and the Treasury Regulations issued pursuant thereto, stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the Corporation.


3. SHARES RESERVED FOR THE PLAN.

    The aggregate number of shares of Common Stock available for Options and Awards under the Plan is Two Million (2,000,000), subject to adjustment in accordance with Section 16. Shares of Common Stock issued under the Plan shall be authorized but unissued shares. In lieu of such unissued shares, the Corporation may, in its discretion, transfer on the exercise of Options or the delivery of shares of Common Stock issued pursuant to Awards treasury shares, reacquired shares, or shares acquired in the market for purposes of the Plan.

    If any Options or Awards granted under the Plan shall for any reason terminate, be canceled, or expire without having been exercised or vested in full, shares of Common Stock not issued or vested in full under such Options or Awards shall be available again for issuance under the Plan.

4. ADMINISTRATION OF THE PLAN.

    The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to administer the Plan, including, without limitation, the authority to determine the individuals to whom, and the time or times at which, Employee Options and Employee Awards shall be granted, the number of shares of Common Stock to be covered by each Employee Option and Employee Award, and the terms and conditions of each Employee Option and Employee Award. The Committee shall also have plenary authority in its discretion to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to it; to determine the terms (which need not be identical) of Agreements executed and delivered under the Plan, including, without limitation, such terms and provisions as shall be requisite in the judgment of the Committee to conform to any change in any law or regulation applicable thereto; and to make any and all other determinations and take any and all actions deemed necessary or advisable for the administration of the Plan. The Committee's determination on the foregoing matters shall be conclusive and binding on all persons having an interest in the Plan.

5. ELIGIBLE EMPLOYEES; FACTORS TO BE CONSIDERED IN GRANTING EMPLOYEE OPTIONS AND EMPLOYEE AWARDS.

    Subject to the terms of the Plan, an Employee Option or Employee Award may be granted to any person who, at the time the Employee Option or Employee Award is granted, is a regular full-time employee (which term shall include officers and directors) of the Corporation. Non-Employee Directors shall not be eligible to receive Employee Options or Employee Awards. In determining the employees to whom Employee Options or Employee Awards shall be granted, the number of shares of Common Stock to be covered by each Employee Option or Employee Award, and the terms and conditions of each Employee Option and Employee Award, the Committee shall take into account the duties and responsibilities of the respective employees, their present and potential contributions to the success of the Corporation, and such other factors as they shall deem relevant in connection with accomplishing the purposes of the Plan. An employee who has been granted an Employee Option or Employee Award may be granted and hold additional Employee Options or Employee Awards if the Committee shall so determine.

6. EMPLOYEE OPTIONS.

    6.1 GRANT OF EMPLOYEE OPTIONS. Subject to the terms of the Plan, the Committee may grant Employee Options to such employees at such time or times and in such amounts as it shall determine. Each Employee Option granted hereunder shall be designated as an Incentive Stock Option or Non-Qualified Stock Option and shall be evidenced by an Agreement containing such terms and conditions consistent with the Plan as the Committee shall determine.

    6.2 PURCHASE PRICE. The purchase price of each share of Common Stock covered by an Employee Option shall be 100% (or 110% in the case of an Incentive Stock Option granted to a Ten Percent Shareholder) of the Fair Market Value of a share of Common Stock on the date the Employee Option is granted.

    6.3 TERM. The term of each Employee Option shall be for such period as the Committee shall determine, but not more than ten (10) years (or five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder) from the date of grant thereof, and shall be subject to earlier termination as hereinafter provided. If the original term of any Employee Option is less than ten (10) years (or five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder) from the date of grant, the Employee Option prior to its expiration may be amended, with the approval of the Committee and the employee, to extend the term so that the term as amended is not more than ten (10) years (or five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder) from the original date of grant of such Employee Option.

    6.4 VESTING. An Employee Option shall be exercisable at such time or times and in such manner and number of shares as the Committee shall determine. If no exercise schedule is specified, an Employee Option shall be exercisable as to one-half of the total number of shares covered by the Employee Option on or after the date on which the Optionee shall have completed one (1) year of Continuous Employment following the date of grant of the Employee Option and as to the remaining one-half of the total number of shares covered by the Employee Option on or after the date on which the Optionee shall have completed two (2) years of Continuous Employment following the date of grant of the Employee Option. Except as provided in the Plan, no Employee Option may be exercised at any time unless the holder thereof is then a regular employee of the Corporation. Employee Options granted under the Plan shall not be affected by any change of duties or position so long as the holder continues to be an employee of the Corporation.

    6.5 TERMINATION OF EMPLOYMENT. In the event that the employment of an employee to whom an Employee Option has been granted under the Plan shall be terminated (other than by reason of retirement, disability, or death) such Employee Option may, subject to the provisions of the Plan, be exercised, to the extent that the employee was entitled to do so at the date of termination of his or her employment, at any time within thirty (30) days after such termination, but in no event after the expiration of the term of the Employee Option.


    6.6 RETIREMENT OR DISABILITY. If an employee to whom an Employee Option has been granted under the Plan shall retire from the Corporation pursuant to any qualified pension plan provided by the Corporation, or if the employee is totally and permanently disabled, such Employee Option may be exercised, notwithstanding the provisions of Section 6.4, in full without regard to the period of Continuous Employment after the Employee Option was granted at any time (a) in the case of an Incentive Stock Option within three (3) months after such retirement or disability retirement, but in no event after the expiration of the term of the Employee Option, or (b) in the case of a Non-Qualified Stock Option within one (1) year after such retirement or disability retirement, but in no event after the expiration of the term of the Employee Option.


    6.7 DEATH. If an employee to whom an Employee Option has been granted under the Plan shall die while employed by the Corporation, such Employee Option may be exercised to the extent that the employee was entitled to do so at the date of his or her death, by his or her executor or administrator or other person at the time entitled by law to the employee's rights under the Employee Option, at any time within such period, not exceeding one (1) year after his or her death, as shall be prescribed in the Agreement, but in no event after the expiration of the term of the Employee Option.

7. DIRECTOR OPTIONS.

    7.1 GRANT OF DIRECTOR OPTIONS. As of the date of each election or reelection to the Board of Directors, commencing on the date of approval of the Plan by the shareholders of the Corporation, each Non-Employee Director shall automatically be granted a Director Option to purchase 1,500 shares of Common Stock, subject to adjustment in accordance with Section 16; provided, however, that in any calendar year prior to 1999, Director Options granted to a Non-Employee Director hereunder and under The Perkin-Elmer Corporation 1996 Stock Incentive Plan shall not exceed in the aggregate options to purchase 1,500 shares of Common Stock, subject to adjustment as provided above. All Director Options shall be designated as Non-Qualified Stock Options and shall be evidenced by an Agreement containing such terms and conditions consistent with the Plan as the Committee shall determine.

    7.2 PURCHASE PRICE. The purchase price of each share of Common Stock covered by a Director Option shall be 100% of the Fair Market Value of a share of Common Stock on the date the Director Option is granted.


    7.3  TERM.  The term of each Director Option shall be for a period of ten
(10) years from the date of grant thereof and shall be subject to earlier termination as hereinafter provided.

    7.4 VESTING. Each Director Option shall be exercisable as to one-half of the total number of shares covered by the Director Option as of the date immediately preceding the date of the first annual meeting of shareholders next following the date of grant and as to the remaining one-half of the total number of shares covered by the Director Option as of the date immediately preceding the date of the second annual meeting of shareholders next following the date of grant; provided, however, that, except as provided in the Plan, the holder thereof continues to serve as a member of the Board of Directors as of each such date.


    7.5 TERMINATION OF SERVICE. In the event that a Non-Employee Director's service as a member of the Board of Directors shall be terminated (other than pursuant to Section 7.6 or 7.7) any Director Option granted to such Non-Employee Director may, subject to the provisions of the Plan, be exercised, to the extent that the Non-Employee Director was entitled to do so at the date of termination of his or her service as a member of the Board of Directors, at any time within thirty (30) days after such termination, but in no event after the expiration of the term of the Director Option.


    7.6 RETIREMENT OR DISABILITY. If a Non-Employee Director to whom a Director Option has been granted under the Plan shall cease to serve as a director as a result of (a) retiring from the Board of Directors upon reaching normal retirement age, (b) becoming totally and permanently disabled, or (c) resigning or declining to stand for reelection with the approval of the Board of Directors, such Director Option may be exercised, notwithstanding the provisions of Section 7.4, in full within one (1) year after such retirement or disability retirement, but in no event after the expiration of the term of the Director Option.


    7.7 DEATH. If a Non-Employee Director to whom a Director Option has been granted under the Plan shall die while serving as a member of the Board of Directors, such Director Option may be exercised to the extent that the Non-Employee Director was entitled to do so at the date of his or her death, by his or her executor or administrator or other person at the time entitled by law to the Non-Employee Director's rights under the Director Option, at any time within one (1) year after his or her death, but in no event after the expiration of the term of the Director Option.

8. TERMS AND CONDITIONS APPLICABLE TO ALL OPTIONS.

    8.1 TRANSFERABILITY. During the lifetime of an Optionee, an Option shall not be transferable, except pursuant to a domestic relations order; provided, however, that the Committee may, in its sole discretion, permit an Optionee to transfer a Non-Qualified Stock Option to (i) a member of the Optionee's immediate family, (ii) a trust, the beneficiaries of which consist exclusively of members of the Optionee's immediate family, or (iii) a partnership, the partners of which consist exclusively of members of the Optionee's immediate family. After the death of an Optionee, an Option may be transferred pursuant to the laws of descent and distribution.

    8.2 METHOD OF EXERCISE. An Option may be exercised by giving written notice to the Corporation specifying the number of shares of Common Stock to be purchased; provided that, except as otherwise provided by the Committee, an Option may not be exercised as to fewer than 50 shares, or the remaining shares covered by the Option if fewer than 50, at any one time. No Option may be exercised with respect to a fractional share. The purchase price of the shares as to which an Option shall be exercised shall be paid in full at the time of exercise at the election of the holder of an Option (a) in cash or currency of the United States of America, (b) by tendering to the Corporation shares of Common Stock, then owned by such holder, having a Fair Market Value equal to the cash exercise price applicable to the purchase price of the shares as to which the Option is being exercised, (c) by making an election to have shares of Common Stock underlying the Option withheld by the Corporation (provided that the Option has been held for at least six (6) months), with such shares having a Fair Market Value equal to the cash exercise price applicable to the purchase price of the shares as to which the Option is being exercised, (d) a combination of cash, previously owned shares of Common Stock, and/or share withholding, with any shares of Common Stock valued at Fair Market Value, or (e) by payment of such other consideration as the Committee shall from time to time determine. For purposes of the immediately preceding sentence, Fair Market Value shall be determined as of the business day immediately preceding the day on which the Option is exercised. Notwithstanding the foregoing, the Committee shall have the right to modify, amend, or cancel the provisions of clauses (b), (c), and (d) above at any time upon prior notice to the holders of Options.

    8.3 SHAREHOLDER RIGHTS. An Optionee shall have none of the rights of a shareholder with respect to the shares subject to an Option until such shares have been registered upon the exercise of the Option on the transfer books of the Corporation in the name of such Optionee and then only to the extent that any restrictions imposed thereon by the Committee shall have lapsed.

    8.4 NO LOANS. Neither the Corporation, any company with which it is affiliated, nor any of their respective subsidiaries may directly or indirectly lend money to any person for the purpose of assisting such person in acquiring or carrying shares of Common Stock issued upon the exercise of an Option.

    8.5 CONDITIONS PRECEDENT TO EXERCISE. Notwithstanding any other provision of the Plan, but subject to the provisions of Section 12, the exercise of an Option within one (1) year following termination of employment or service shall be subject to the satisfaction of the conditions precedent that the Optionee has not (a) rendered services or engaged directly or indirectly in any business which in the opinion of the Committee competes with or is in conflict with the interests of the Corporation; provided, however, that the ownership by an Optionee of 5% or less of any class of securities of a publicly traded company shall not be deemed to violate this clause, or (b) violated any written agreement with the Corporation, including, without limitation, any confidentiality agreement. An Optionee's violation of clause (a) or (b) of the preceding sentence shall result in the immediate forfeiture of any Options held by such Optionee.

    8.6 LIMITATIONS ON THE GRANT OF OPTIONS. No one individual may be granted an Option or Options under the Plan during any fiscal year of the Corporation for an aggregate number of shares of Common Stock which exceeds 10% of the total number of shares reserved for issuance under the Plan. The aggregate Fair Market Value of the Common Stock (determined as of the date the Option is granted) with respect to which Incentive Stock Options granted under the Plan and all other stock option plans of the Corporation (or any parent or subsidiary of the Corporation) are exercisable for the first time by any specific individual during any calendar year shall not exceed $100,000. No Incentive Stock Option may be granted hereunder to an individual who immediately after such Option is granted is a Ten Percent Shareholder unless (a) the Option price is at least 110% of the fair market value of such stock on the date of grant and (b) the Option may not be exercised more than five (5) years after the date of grant.

9. EMPLOYEE STOCK AWARDS.

    9.1 GRANT OF EMPLOYEE STOCK AWARDS. Subject to the terms of the Plan, the Committee may grant Employee Stock Awards to such employees at such time or times and in such amounts as it shall determine. Shares of Common Stock issued pursuant to Employee Stock Awards may, but need not, be subject to such restrictions as may be established by the Committee at the time of the grant and reflected in an Agreement.


    9.2 RESTRICTIONS ON EMPLOYEE STOCK AWARDS. Except as provided in the Plan, any shares of Common Stock subject to an Employee Stock Award with respect to which Stock Restrictions have not been satisfied shall be forfeited and all rights of the employee to such Employee Stock Award shall terminate without any payment of consideration by the Corporation. Except as set forth in Section 9.5, a recipient of an Employee Stock Award subject to Stock Restrictions shall forfeit such award in the event of the termination of his or her employment during the period the shares are subject to Stock Restrictions.



    9.3 SHAREHOLDER RIGHTS. The recipient of an Employee Stock Award shall be entitled to such rights of a shareholder with respect to the shares of Common Stock issued pursuant to such Employee Stock Award as the Committee shall determine, including the right to vote such shares of Common Stock, except that cash and stock dividends with respect to such shares may, at the discretion of the Committee, be either paid currently or withheld by the Corporation for the Award Recipient's account, and interest may be accrued on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee.

    The Committee, in its discretion, may cause a legend or legends to be placed on any certificate representing shares issued pursuant to Employee Stock Awards, which legend or legends shall make appropriate reference to the Stock Restrictions imposed thereon. The Committee may also in its discretion require that certificates representing shares issued pursuant to Employee Stock Awards remain in the physical custody of the Corporation or an escrow holder until any or all of the Stock Restrictions imposed under the Plan have lapsed.


    9.4 NON-TRANSFERABILITY. Prior to the time Stock Restrictions lapse, none of the shares of Common Stock issued pursuant to an Employee Stock Award may be sold, assigned, bequeathed, transferred, pledged, hypothecated, or otherwise disposed of in any way by the Award Recipient.


    9.5 LAPSE OF RESTRICTIONS. In the event of the termination of employment of an Award Recipient, prior to the lapse of Stock Restrictions, by reason of death, total and permanent disability, retirement, or resignation or discharge from employment other than discharge for cause, the Committee may, in its discretion, remove any Stock Restrictions on all or a portion of the Common Stock subject to an Employee Stock Award.

    9.6 LIMITATIONS ON EMPLOYEE STOCK AWARDS. No employee may receive an Employee Stock Award representing more than Forty Thousand (40,000) shares of Common Stock during any fiscal year of the Corporation, and the maximum number of shares of Common Stock which may be issued to all employees pursuant to Employee Stock Awards under the Plan shall be Eighty Thousand (80,000), subject in each case to adjustment in accordance with Section 16.

10. PERFORMANCE SHARE AWARDS.


    10.1 GRANT OF PERFORMANCE SHARE AWARDS. Subject to the terms of the Plan, the Committee may grant Performance Share Awards to such employees at such time or times and in such amounts as it shall determine. Common Stock issued pursuant to a Performance Share Award shall be subject to the attainment of performance goals relating to one or more criteria within the meaning of Section 162(m) of the Code and the Treasury Regulations issued pursuant thereto, including, without limitation, stock price, market share, sales, earnings per share, return on equity, costs, and cash flow, as determined by the Committee from time to time. Any such objectives and the period in which such objectives are to be met shall be determined by the Committee at the time of the grant and reflected in an Agreement. Each Performance Share Award shall also be subject to such other restrictions as the Committee may determine.


    10.2 DELIVERY OF PERFORMANCE SHARES. Certificates representing Performance Shares shall be registered in the Award Recipient's name but shall remain in the physical custody of the Corporation until the Committee has determined that the performance goals and other Stock Restrictions with respect to such Performance Shares have been met.

    10.3 SHAREHOLDER RIGHTS. The recipient of a Performance Share Award shall be entitled to such rights of a shareholder with respect to the Performance Shares as the Committee shall determine, including the right to vote such shares of Common Stock, except that cash and stock dividends with respect to the Performance Shares may, at the discretion of the Committee, be either paid currently or withheld by the Corporation for the Award Recipient's account, and interest may be accrued on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee.


    10.4 NON-TRANSFERABILITY. Prior to the time shares of Common Stock issued pursuant to a Performance Share Award are delivered to an Award Recipient, none of such shares may be sold, assigned, bequeathed, transferred, pledged, hypothecated, or otherwise disposed of in any way by the Award Recipient.


    10.5 LAPSE OF RESTRICTIONS. In the event of the termination of employment of an Award Recipient, prior to the lapse of Stock Restrictions, by reason of death, total and permanent disability, retirement, or resignation or discharge from employment other than discharge for cause, the Committee may, in its discretion, remove any Stock Restrictions on all or a portion of a Performance Share Award, or determine the performance objectives with respect to all or a portion of a Performance Share Award to have been attained; provided, however, that the Committee shall not be entitled to exercise such discretion to the extent that the ability to exercise such discretion would cause the Performance Share Award not to qualify as performance based compensation under Section 162(m) of the Code.


    10.6 LIMITATIONS ON PERFORMANCE SHARE AWARDS. No employee may receive Performance Share Awards representing more than One Hundred Thousand (100,000) shares of Common Stock during any fiscal year of the Corporation, and the maximum number of shares of Common Stock which may be issued to all employees pursuant to Performance Share Awards under the Plan shall be Four Hundred Thousand (400,000), subject in each case to adjustment in accordance with
Section 16.

11. DIRECTOR STOCK AWARDS.


    11.1 GRANT OF DIRECTOR STOCK AWARDS. Thirty (30) days after the date of his or her election or reelection to the Board of Directors, commencing with the election on October 16, 1997, each Non-Employee Director shall automatically be granted a Director Stock Award with respect to 300 shares of Common Stock, subject to adjustment in accordance with Section 16. Notwithstanding the foregoing, each Non-Employee Director first elected to the Board of Directors on a date other than the date of an annual meeting of shareholders shall be granted that number of whole shares of Common Stock equal to the number of shares then subject to a Director Stock Award multiplied by a fraction, the numerator of which shall be the number of months remaining until the anticipated date of the next annual meeting of shareholders, and the denominator of which shall be 12. All Director Stock Awards shall be evidenced by an agreement containing such terms and conditions consistent with the Plan as the Committee shall determine.



    11.2 VESTING. Each Director Stock Award shall vest in full as of the date immediately preceding the date of the first annual meeting of shareholders next following the date of grant; provided, however, that, except as provided in the Plan, the recipient thereof continues to serve as a member of the Board of Directors as of such date.



    11.3 FORFEITURE OF DIRECTOR STOCK AWARDS. Except as provided in the Plan, a recipient of a Director Stock Award shall forfeit any unvested shares of Common Stock subject to the Director Stock Award, and all rights of the Non-Employee Director to such unvested shares shall terminate without payment of consideration by the Corporation, upon the termination of his or her service as a member of the Board of Directors.



    11.4 SHAREHOLDER RIGHTS. Except as provided in Sections 11.5 and 11.7, a recipient of a Director Stock Award shall be entitled to all rights of a shareholder with respect to the shares of Common Stock issued pursuant to the Director Stock Award, including the right to receive dividends and to vote such shares of Common Stock; provided, however, that stock dividends paid with respect to such shares shall be restricted to the same extent as the underlying shares of Common Stock issued pursuant to the Director Stock Award.


    The Committee shall cause a legend or legends to be placed on any certificate representing shares issued pursuant to a Director Stock Award, which legend or legends shall make appropriate reference to the terms of the Director Stock Award and the Plan. The Committee shall also require that certificates representing shares issued pursuant to Director Stock Awards remain in the physical custody of the Corporation or an escrow holder until such shares have vested in accordance with the terms of the Plan.

    11.5 NON-TRANSFERABILITY. Prior to vesting, none of the shares of Common Stock issued pursuant to a Director Stock Award may be sold, assigned, bequeathed, transferred, pledged, hypothecated, or otherwise disposed of in any way by the recipient thereof.

    11.6 TERMINATION OF SERVICE. If a Non-Employee Director to whom a Director Stock Award has been granted shall cease to serve as a director as a result of
(a) his or her death, (b) retiring from the Board of Directors upon reaching normal retirement age, (c) becoming totally and permanently disabled, or (d) resigning with the approval of the Board of Directors, all shares subject to such Director Stock Award shall be vested in full, notwithstanding the provisions of Section 11.2, as of the date of termination of service.


    11.7 DEFERRAL ELECTION. A Non-Employee Director may elect to defer receipt of any Director Stock Award by filing the appropriate deferral form with the Corporate Secretary on or before December 15th of the calendar year prior to the calendar year in which such deferral is to be effective. Notwithstanding the foregoing, persons elected or reelected as Non-Employee Directors on October 16, 1997 shall be permitted to make the deferral election no later than twenty (20) days after such date, and any person subsequently elected as a Non-Employee Director for the first time shall be permitted to make his or her first deferral election no later than twenty (20) days after such election. In no event, however, shall any deferral be permitted to the extent prohibited by applicable law. Deferrals shall be subject to the following terms and conditions:



        (a) A Non-Employee Director may elect to defer receipt of a Director Stock Award until (i) a specified date in the future, (ii) cessation of his or her service as a member of the Board of Directors, or (iii) the end of the calendar year in which cessation of his or her service as a member of the Board of Directors occurs.



        (b) There shall be established a Deferral Account on the books of the Corporation for each Non-Employee Director electing to defer a Director Stock Award pursuant to this Section 11.7. Deferrals shall be credited to the Non-Employee Director's Deferral Account in Common Stock Units in the following manner: on the award date to which the deferral election applies, the amount deferred shall be converted into a number of Common Stock Units equal to the number of shares of Common Stock awarded that are subject to the deferral election. A Non-Employee Director shall not have any voting rights with respect to any Common Stock Units held in his or her Deferral Account.



        (c) Whenever cash dividends are paid with respect to shares of Common Stock, each Non-Employee Director's Deferral Account shall be credited on the payment date of such dividend with additional Common Stock Units (including fractional units to the nearest one/one hundredth (1/100th)) equal in value to the amount of the cash dividend paid on a single share of Common Stock multiplied by the number of Common Stock Units (including fractional units) credited to his or her Deferral Account as of the date of record for dividend purposes. For purposes of crediting dividends, the value of a Common Stock Unit shall be the Fair Market Value of a Share of Common Stock as of the payment date of the dividend.



        (d) The number of Common Stock Units credited to each Non-Employee Director's Deferral Account shall be appropriately adjusted in the same manner and to the same extent Director Stock Awards are adjusted and modified pursuant to Section 16. In the event of a transaction subject to
    Section 12, the Board of Directors shall have the authority to amend the Plan to provide for the conversion of Common Stock Units credited to Deferral Accounts into units equal to shares of stock of the resulting or acquiring company (or a related company), as appropriate, if such stock is publicly traded or, if not, into cash of equal value on the effective date of such transaction. If pursuant to the preceding sentence cash is credited to a Non-Employee Director's Deferral Account, interest shall be credited thereon from the date such cash is received to the date of distribution quarterly, at the end of each calendar quarter, at a rate per annum (computed on the basis of a 360-day year and a 91-day quarter) equal to the prime rate announced publicly by Citibank, N.A. at the end of such calendar quarter. If units representing publicly traded stock of the resulting or acquired company (or a related company) are credited to a Non-Employee Director's Deferral Account, dividends shall be credited thereto in the same manner as dividends are credited on Common Stock Units credited to such Deferral Accounts.

        (e) Subject to Section 11.7(g), distributions of a Non-Employee Director's Deferral Account under the Plan shall be made as follows:



           (i) If a Non-Employee Director has elected to defer a Director Stock Award to a specified date in the future, payment shall be as of such date and shall be made or shall commence, as the case may be, within thirty
       (30) days after the date specified;



           (ii) If a Non-Employee Director has elected to defer a Director Stock Award until cessation of his or her service as a member of the Board of Directors, payment shall be as of the date of such cessation of service and shall be made or shall commence, as the case may be, within thirty
       (30) days after the cessation of the Non-Employee Director's service as a director; and



           (iii) If a Non-Employee Director has elected to defer a Director Stock Award until the end of the calendar year in which the cessation of his or her service as a member of the Board of Directors occurs, payment shall be made as of December 31st of such year and shall be made or commence, as the case may be, on December 31st of such year.



        (f)  Notwithstanding any elections pursuant to Sections 11.7(a) and/or
    (g) hereof, in the event of the death of the Non-Employee Director prior to the distribution of her or her Deferral Account, the balance credited to such Deferral Account as of the date of his or her death shall be paid, as soon as reasonably possible thereafter, in a single distribution to the Non-Employee Director's beneficiary or beneficiaries designated on such Non-Employee Director's deferral election form. If no such election or designation has been made, such amounts shall be payable to the Non-Employee Director's estate.



        (g) A Non-Employee Director may elect to have his or her Deferral Account under the Plan paid in a single distribution or equal annual installments, not to exceed ten (10) annual installments. To the extent a Deferral Account is deemed invested in Common Stock Units, such Common Stock Units shall be converted to Common Stock on the distribution date as provided in Section 11.7(h). To the extent deemed invested in units of any other stock, such units shall similarly be converted and distributed in the form of stock. To the extent invested in a medium other than Common Stock Units or other units, each such distribution hereunder shall be in the medium credited to the Deferral Account.



        (h) To the extent a Deferral Account is deemed invested in Common Stock Units, a single distribution shall consist of the number of whole shares of Common Stock equal to the number of Common Stock Units credited to the Non-Employee Director's Deferral Account on the date as of which the distribution occurs. Cash shall be paid to a Non-Employee Director in lieu of a fractional share, determined by reference to the Fair Market Value of a share of Common Stock on the date as of which the distribution occurs. In the event a Non-Employee Director has elected to receive annual installment payments, each such payment shall be determined as follows:



           (i) To the extent his or her Deferral Account is deemed to be invested in Common Stock Units, each such payment shall consist of the number of whole shares of Common Stock equal to the number of Common Stock Units (including fractional units) credited to the Deferral Account on the date as of which the distribution occurs, divided by the number of annual installments remaining as of such distribution date. Cash shall be paid to Non-Employee Directors in lieu of fractional shares, determined by reference to the Fair Market Value of a share of Common Stock on the date as of which the distribution occurs.



           (ii) To the extent his or her Deferral Account has been credited in cash, each such payment shall be calculated by dividing the value on the date the distribution occurs of that portion of the Non-Employee Director's Deferral Account which is in cash by the number of annual installments remaining as of such distribution date.

12. ACCELERATION UPON A CHANGE OF CONTROL.

    Notwithstanding any other provision of the Plan or any Option or Award granted hereunder, (a) any Option granted hereunder and then outstanding shall become immediately exercisable in full, (b) all Stock Restrictions shall immediately terminate, and (c) all performance objectives applicable to any Performance Share Award shall be deemed attained (i) in the event that a tender offer or exchange offer (other than an offer by the Corporation) for the Common Stock is made by any "person" within the meaning of Section 14(d) of the Act and not withdrawn within ten (10) days after the commencement thereof; provided, however, that the Committee may by action taken prior to the end of such ten
(10) day period extend such ten (10) day period for up to a period of ninety
(90) days after the commencement of such tender offer or exchange offer; and, provided further, that the Committee may by further action taken prior to the end of such extended period declare (a) all Options granted hereunder and then outstanding to be immediately exercisable in full, (b) all Stock Restrictions to be immediately terminated, and (c) all performance objectives applicable to any Performance Share Award to be deemed attained, or (ii) in the event of a Change in Control (as hereinafter defined).

    For purposes of this Section 12, a "Change in Control" means an event that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Act; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" within the meaning of Section 14(d) of the Act becomes the "beneficial owner" as defined in Rule 13d-3 thereunder, directly or indirectly, of more than 25% of the Common Stock,
(b) during any two-year period, individuals who constitute the Board of Directors (the "Incumbent Board") as of the beginning of the period cease for any reason to constitute at least a majority thereof, provided that any person becoming a director during such period whose election or nomination for election by the Corporation's shareholders was approved by a vote of at least three-quarters of the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this clause (b), considered as though such person were a member of the Incumbent Board, or (c) the approval by the Corporation's shareholders of the sale of all or substantially all of the stock or assets of the Corporation. The Committee may adopt such procedures as to notice and exercise as may be necessary to effectuate the acceleration of the exercisability of Options, termination of Stock Restrictions, and attainment of performance objectives as described above.

13. SHARE WITHHOLDING.

    With respect to any Option or Award, the Committee may, in its discretion and subject to such rules as the Committee may adopt, permit or require any Optionee or Award Recipient to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with an Option or Award by electing to have the Corporation withhold Common Stock having a Fair Market Value (as of the date the amount of withholding tax is determined) equal to the amount of withholding tax.

14. NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE.

    Nothing contained in the Plan or in any Option or Award granted or Agreement entered into pursuant to the Plan shall confer upon any employee the right to continue in the employ of the Corporation or any Non-Employee Director to continue as a member of the Board of Directors or interfere with the right of the Corporation to terminate such employee's employment or Non-Employee Director's service at any time.


15. TIME OF GRANTING EMPLOYEE OPTIONS AND EMPLOYEE AWARDS.



    Nothing contained in the Plan or in any resolution adopted by the Board of Directors or the holders of Common Stock shall constitute the grant of any Employee Option or Employee Award hereunder. An

Employee Option or Employee Award under the Plan shall be deemed to have been granted on the date on which the name of the recipient and the terms of the Employee Option or Employee Award are set forth in an Agreement and delivered to the recipient, unless otherwise provided in the Agreement.


16. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.


    Notwithstanding any other provision of the Plan, in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, combinations or exchanges of shares, corporate separations or divisions (including, but not limited to, split-ups, split-offs, or spin-offs), reorganizations (including, but not limited to, mergers or consolidations), liquidations, or other similar events, the aggregate number and class of shares available under the Plan, the number of shares subject to Director Options and Director Stock Awards, the maximum number of shares that may be subject to Options and Awards, and the terms of any outstanding Options or Awards (including, without limitation, the number of shares subject to an outstanding Option or Award and the price at which shares of Common Stock may be issued pursuant to an outstanding Option) shall be adjusted in such manner as the Committee in its discretion deems appropriate.


17. TERMINATION AND AMENDMENT OF THE PLAN.

    Unless the Plan shall have been terminated as hereinafter provided, no Option or Award shall be granted hereunder after October 31, 2002. The Board of Directors may at any time prior to that date terminate the Plan or make such modification or amendment to the Plan as it shall deem advisable; provided, however, that no amendment may be made without the approval by the holders of Common Stock (except as provided by Section 16 hereof) which would (a) increase the aggregate number of shares of Common Stock which may be issued under the Plan, or (b) materially modify the requirements as to eligibility for participation in the Plan. No termination, modification, or amendment of the Plan may, without the consent of an Optionee or Award Recipient, adversely affect in any material manner the rights of such Optionee or Award Recipient under any Option or Award.

18. AMENDMENT OF EMPLOYEE OPTIONS AND EMPLOYEE AWARDS AT THE DISCRETION OF THE COMMITTEE.

    The terms of any outstanding Employee Option or Employee Award may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate, including, without limitation, acceleration of the date of exercise of any Employee Option or Employee Award, termination of Stock Restrictions as to any Employee Award, or the conversion of an Incentive Stock Option into a Non-Qualified Stock Option; provided, however, that no such amendment shall adversely affect in any material manner any right of any Optionee or Award Recipient under the Plan without his or her consent; and, provided further, that the Committee shall not (a) amend any previously-issued Performance Share Award to the extent that such amendment would cause such Performance Share Award not to qualify as performance based compensation under
Section 162(m) of the Code or (b) amend any previously-issued Employee Option to reduce the purchase price thereof whether by modification of the Employee Option or by cancellation of the Employee Option in consideration of the immediate issuance of a replacement Employee Option bearing a reduced purchase price.

19. GOVERNMENT REGULATIONS.

    The Plan and the grant and exercise of Options and Awards hereunder, and the obligation of the Corporation to issue, sell and deliver shares, as applicable, under such Options and Awards, shall be subject to all applicable laws, rules, and regulations.

    Notwithstanding any other provision of the Plan, transactions under the Plan are intended to comply with the applicable exemptions under Rule 16b-3 under the Act as to persons subject to the reporting requirements of Section 16(a) of the Act with respect to shares of Common Stock, and Options and Awards under the Plan shall be fashioned and administered in a manner consistent with the conditions applicable under Rule 16b-3.

20. OPTIONS AND AWARDS IN FOREIGN COUNTRIES.

    The Committee shall have the authority and discretion to adopt such modifications, procedures, and subplans as it shall deem necessary or desirable to comply with the provisions of the laws of foreign countries in which the Corporation may operate in order to assure the viability of the benefits of the Options and Awards made to individuals employed in such countries and to meet the objectives of the Plan.

21. GOVERNING LAW.

    The Plan shall be construed, regulated, and administered under the internal laws of the State of Connecticut.

22. SHAREHOLDER APPROVAL.

    The Plan shall become effective upon the date of adoption by the Board of Directors, subject to approval by the affirmative vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote thereon. Unless so approved within one (1) year after the date of the adoption of the Plan by the Board of Directors, the Plan shall not be effective for any purpose. Prior to approval by the Corporation's shareholders, the Committee may grant Options and Awards under the terms of the Plan, but if shareholder approval is not obtained in the specified period, such Options and Awards shall be of no effect.

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                   [LOGO]

         THE PERKIN-ELMER CORPORATION
         761 Main Avenue
         Norwalk, CT 06859-0001

         [LOGO]

[DETACH HERE]


THE PERKIN-ELMER CORPORATION

    This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders on October 16, 1997

    The undersigned shareholder(s) of The Perkin-Elmer Corporation (the "Corporation") hereby appoints TONY L. WHITE and WILLIAM B. SAWCH, and either of them, as proxy or proxies, with power of substitution to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote (including shares, if any, held on behalf of the undersigned, and indicated on the reverse hereof, by BankBoston, N.A., under the Corporation's Dividend Reinvestment Plan) at the 1997 Annual Meeting of Shareholders and at any adjournment or adjournments thereof, as indicated on the reverse side hereof, and, in their discretion, upon such other matters as may properly come before the meeting, all as more fully described in the Proxy Statement for such Annual Meeting.


    THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OR, IF NO DIRECTION IS GIVEN, IT WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3 AND 4.


    CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE
              /SEE REVERSE SIDE/

[LOGO]

YOUR VOTE IS IMPORTANT


PLEASE VOTE YOUR PREFERENCES ON THE PROXY CARD BELOW. SIGN, DATE, AND RETURN YOUR PROXY AS SOON AS POSSIBLE IN THE ENCLOSED PRE-ADDRESSED ENVELOPE.



[DETACH HERE]


/X/  Please mark votes as in this example.

The Board of Directors recommends a vote FOR all Proposals.

1.  Election of Directors.
    Nominees: Joseph F. Abely, Jr., Richard H. Ayers, Jean-Luc Belingard, Robert H. Hayes, Georges C. St. Laurent, Jr., Carolyn W. Slayman, Orin R. Smith, and Tony L. White.

FOR  /    /        WITHHELD  /    /
    For all nominees except as noted above

2. Ratification of the selection of Price Waterhouse LLP as independent accountants for the fiscal year ending June 30, 1998.


FOR /    /    AGAINST    /    /    ABSTAIN    /    /


3. Approval of an amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock.


FOR /    /    AGAINST    /    /    ABSTAIN    /    /

4. Approval of the 1997 Stock Incentive Plan.

FOR /    /    AGAINST    /    /    ABSTAIN    /    /


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   /    /
MARK HERE IF YOU PLAN TO ATTEND THE MEETING   /    /
MARK HERE IF YOU WANT TO DISCONTINUE MAILING ANNUAL REPORT ON THIS ACCOUNT (AT LEAST ONE ACCOUNT AT THIS ADDRESS MUST CONTINUE TO RECEIVE AN ANNUAL REPORT) / / PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN REPRESENTATIVE CAPACITY, SIGN NAME AND TITLE.
Signature:                                Date:
Signature:                                Date: